                                  AEHR TEST SYSTEMS


                               Stock Purchase Agreement


                            Dated as of September 18, 1985

                                  AEHR TEST SYSTEMS
                               STOCK PURCHASE AGREEMENT

                            Dated as of September 18, 1985

                                        INDEX
                                                                            Page
                                                                            ----
ARTICLE I

    PURCHASE, SALE AND TERMS OF SHARES

    1.01      The Shares . . . . . . . . . . . . . . . . . . . . . . . .     1
    1.02      Purchase and Sale of Shares  . . . . . . . . . . . . . . .     1
              (a)  The Closing . . . . . . . . . . . . . . . . . . . . .     1
              (b)  Use of Proceeds . . . . . . . . . . . . . . . . . . .     1

ARTICLE II

    CONDITIONS TO CLOSING

    2.01      Conditions to Purchaser's Obligations  . . . . . . . . . .     2
    2.02      Conditions to Company's Obligations  . . . . . . . . . . .     3

ARTICLE III

    REPRESENTATIONS AND WARRANTIES

    3.01      Organization and Standing of the Company . . . . . . . . .     3
    3.02      Corporate Action . . . . . . . . . . . . . . . . . . . . .     3
    3.03      Governmental Approvals . . . . . . . . . . . . . . . . . .     4
    3.04      Litigation . . . . . . . . . . . . . . . . . . . . . . . .     4
    3.05      Compliance with Other Instruments  . . . . . . . . . . . .     4
    3.06      Title to Assets, Patents . . . . . . . . . . . . . . . . .     5
    3.07      Financial Information  . . . . . . . . . . . . . . . . . .     5
    3.08      Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .     6
    3.09      ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . .     6
    3.10      Transactions with Affiliates . . . . . . . . . . . . . . .     6
    3.11      Other Matters  . . . . . . . . . . . . . . . . . . . . . .     6
    3.12      Securities Act of 1933 . . . . . . . . . . . . . . . . . .     7
    3.13      Disclosure . . . . . . . . . . . . . . . . . . . . . . . .     7
    3.14      No Brokers or Finders  . . . . . . . . . . . . . . . . . .     7
    3.15      Certain Agreements of Key Employees  . . . . . . . . . . .     7
    3.16      Capitalization; Status of Capital
              Stock  . . . . . . . . . . . . . . . . . . . . . . . . . .     8
    3.17      Books and Records  . . . . . . . . . . . . . . . . . . . .     8
    3.18      Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .     8

                                                                            Page
                                                                            ----
ARTICLE IV

    COVENANTS OF THE COMPANY

    4.01      Affirmative Covenants of the Company
              Other Than Reporting Requirements  . . . . . . . . . . . .     9
              (a)  Payment of Taxes and Trade Debt . . . . . . . . . . .     9
              (b)  Preservation of Corporate Existence . . . . . . . . .     9
              (c)  Compliance with Laws  . . . . . . . . . . . . . . . .    10
              (d)  Keeping of Records and Books of
                   Account . . . . . . . . . . . . . . . . . . . . . . .    10
              (e)  Maintenance of Properties, etc. . . . . . . . . . . .    10
              (f)  New Developments  . . . . . . . . . . . . . . . . . .    10
              (g)  Employee Invention and
                   Non-Disclosure Agreement  . . . . . . . . . . . . . .    10
              (h)  Budgets and Board Approval  . . . . . . . . . . . . .    10
              (i)  Financings  . . . . . . . . . . . . . . . . . . . . .    11
              (j)  Observer Rights . . . . . . . . . . . . . . . . . . .    11
    4.02      Negative Covenants of the Company  . . . . . . . . . . . .    11
              (a)  Dealings with Affiliates and Others . . . . . . . . .    11
    4.03      Reporting Requirements . . . . . . . . . . . . . . . . . .    11
    4.04      Confidentiality  . . . . . . . . . . . . . . . . . . . . .    12

ARTICLE V

    REGISTRATION RIGHTS

    5.01      "Piggy Back" Registration  . . . . . . . . . . . . . . . .    12
    5.02      Effectiveness  . . . . . . . . . . . . . . . . . . . . . .    13
    5.03      Indemnification of Holders of
              Registrable Shares . . . . . . . . . . . . . . . . . . . .    13
    5.04      Indemnification of Company . . . . . . . . . . . . . . . .    14
    5.05      Exchange Act Registration  . . . . . . . . . . . . . . . .    16
    5.06      Damages  . . . . . . . . . . . . . . . . . . . . . . . . .    16
    5.07      Further Obligations of the Company . . . . . . . . . . . .    16
    5.08      Expenses . . . . . . . . . . . . . . . . . . . . . . . . .    17
    5.09      Transfer of Registration Rights  . . . . . . . . . . . . .    17
    5.10      No Superior Rights . . . . . . . . . . . . . . . . . . . .    18

ARTICLE VI

    REPRESENTATIONS AND WARRANTIES OF PURCHASERS AND
    RESTRICTIONS ON TRANSFERS

    6.01      Representations and Warranters by Each Purchaser . . . . .    18
    6.02      Legends  . . . . . . . . . . . . . . . . . . . . . . . . .    19
    6.03      Removal of Legends and Transfer Restrictions . . . . . . .    19
    6.04      Additional Purchases of Common Stock . . . . . . . . . . .    20

                                                                            Page
                                                                            ----
ARTICLE VII

    DEFINITIONS AND ACCOUNTING TERMS

    7.01      Certain Defined Terms  . . . . . . . . . . . . . . . . . .    20
    7.02      Accounting Terms . . . . . . . . . . . . . . . . . . . . .    22

ARTICLE VIII

    MISCELLANEOUS

    8.01      No Waiver; Cumulative Remedies . . . . . . . . . . . . . .    22
    8.02      Amendments, Waivers and Consent  . . . . . . . . . . . . .    22
    8.03      Addresses for Notices, etc.  . . . . . . . . . . . . . . .    23
    8.04      Costs, Expenses and Taxes  . . . . . . . . . . . . . . . .    23
    8.05      Binding Effect; Assignment . . . . . . . . . . . . . . . .    23
    8.06      Survival of Representations and
              Warranties . . . . . . . . . . . . . . . . . . . . . . . .    24
    8.07      Prior Agreements . . . . . . . . . . . . . . . . . . . . .    24
    8.08      Severability . . . . . . . . . . . . . . . . . . . . . . .    24
    8.09      Governing Law  . . . . . . . . . . . . . . . . . . . . . .    24
    8.10      Headings   . . . . . . . . . . . . . . . . . . . . . . . .    24
    8.11      Counterparts . . . . . . . . . . . . . . . . . . . . . . .    24
    8.12      Further Assurances   . . . . . . . . . . . . . . . . . . .    24

EXHIBITS

    1.01      List of Purchasers
    2.02      Matters to be Covered by Opinion Letter
    3.03      Schedule of Exceptions and Other Matters
    3.07      Financial Statements
    3.15      Employee Invention and Nondisclosure Agreement
    3.16 Schedule of Stock, Options and Other Rights and Restrictions





WJS/38v

                                  AEHR TEST SYSTEMS
                                135 Constitution Drive
                                Menlo Park, CA  94025


                                                        As of September 18, 1985


To:  The Persons listed on EXHIBIT 1.01 hereto

Re:  CAPITAL STOCK, WITHOUT PAR VALUE, OF AEHR TEST SYSTEMS

Dear Sirs:

    Aehr Test Systems, a California corporation (the "Company"), hereby agrees with you as follows:


                                      ARTICLE I

                          PURCHASE, SALE AND TERMS OF SHARES

    1.01 THE SHARES. The Company has authorized the issuance and sale of 50,000 shares (the "Shares") of the previously authorized but unissued shares of its Capital Stock, without par value (the "Common Stock"), to the Persons (collectively, the "Purchasers" and, individually, a "Purchaser") and in the respective amounts set forth in EXHIBIT 1.01 hereto.

    1.02      PURCHASE AND SALE OF SHARES.

              (a) THE CLOSING. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchasers, and the Purchasers, severally but not jointly, agree to purchase, the Shares for the aggregate purchase prices and in the amounts set forth opposite their respective names in EXHIBIT 1.01 hereto. Such purchase and sale shall take place at a closing (the "Closing") to be held at the office of Wilson, Sonsini, Goodrich & Rosati, Two Palo Alto Square, Palo Alto, CA 94306 on September 18, 1985 at 10:00 A.M., or on such other date and at such time as may be mutually agreed upon. At the Closing the Company will issue and deliver certificates evidencing the Shares to be sold to the Purchasers, in the amounts set forth opposite their respective names in EXHIBIT 1.01 hereto and in such denominations as each such Purchaser shall specify, against delivery of cashier's or certified checks payable to, or wire transfer of funds to the account of, the Company in payment of the full purchase price for the Shares.

              (b) USE OF PROCEEDS. The Company agrees to use the proceeds from the sale of the Shares solely for working capital and other general corporate purposes.

                                      ARTICLE II

                                CONDITIONS TO CLOSING

    2.01 CONDITIONS TO PURCHASERS' OBLIGATIONS. The obligation of each Purchaser to purchase and pay for the Shares at the Closing is subject to the following conditions:

              (a) Each of the representations and warranties of the Company set forth in Article III hereof shall be true on the date of the Closing.

              (b) The Purchasers shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to the Purchasers and their special counsel, and all of the following events shall have occurred prior to or simultaneous with the Closing hereunder:

                   (i) A copy of all charter documents of the Company certified by the Secretary of State of California, a certified copy of the resolutions of the Board of Directors and, if required, the stockholders of the Company evidencing approval of this Agreement, the authorization for issuance of the Shares and other matters contemplated hereby, a certified copy of the By-laws of the Company, and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement and the Shares.

                  (ii) An opinion of Messrs. Wilson, Sonsini, Goodrich & Rosati, counsel for the Company, in substantially the form attached hereto as
EXHIBIT 2.02.

                 (iii) A certificate of the Secretary or an Assistant Secretary of the Company stating the names of the officers of the Company authorized to sign this Agreement, the certificates for the Shares, the other documents or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

                  (iv) A certificate from a duly authorized officer of the Company stating that the representations and warranties of the Company contained in Article III hereof are true and correct and that all conditions required to be performed by the Company prior to or at the Closing have been performed.

              (c) Prior to the Closing, the Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement, issue the Shares and carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Shares and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal and state securities laws. In addition to the documents set forth above, the Company shall have provided the Purchasers with any other information or copies of documents that they may reasonably request.

    2.02 CONDITIONS TO COMPANY'S OBLIGATIONS. The obligation of the Company to sell the Shares at the Closing is subject to the following conditions:

              (a) Each of the representations and warranties of each of the Purchasers set forth in Article VI hereof shall be true on the date of the Closing.

              (b) The Company shall have obtained all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

              (c) At the time of the Closing, the purchase of the Shares by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

    Except as set forth in EXHIBIT 3.03, the Company represents and warrants as follows:

    3.01. ORGANIZATION AND STANDING OF THE COMPANY. The Company is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary, or the failure to be so qualified will not have a material adverse effect on the condition, assets, liabilities, earnings or business of the Company.

    3.02. CORPORATE ACTION. The Company has all necessary corporate power and has taken all corporate action required to make all the provisions of this Agreement, the Shares and any other agreements and instruments executed in connection herewith and therewith the valid and enforceable obligations they purport to be. The issuance of the Shares is not subject to preemptive or other preferential rights, or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or which are otherwise binding upon the Company.

    3.03. GOVERNMENTAL APPROVALS. Except for filings required by federal or state securities laws, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by the Company, of the Shares or the performance by the Company of its obligations under the Agreement.

    3.04. LITIGATION. There is no litigation or governmental proceeding or investigation pending or threatened against the Company or the Subsidiaries affecting any of their properties or assets, or, to the knowledge of the Company, against any officer, or Key Employee of the Company, that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or conditions of the Company or the Subsidiaries or any of their material properties or assets, or that might call into question the validity of this Agreement, any of the Shares, or any action taken or to be taken pursuant hereto or thereto, nor, to the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs of the Company, the Subsidiaries or any of their material properties and assets. Neither the Company, any Subsidiary nor, to the knowledge of the Company, any officer of the Company or the Subsidiaries, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or conditions of the Company or any of their material properties or assets. The foregoing sentences include, without limiting their generality, actions pending or, to the knowledge of the Company, threatened (or any basis therefor known to the Company) involving the prior employment of employees of the Company or any of its Subsidiaries in any of the Company's or any Subsidiary's business of any information or techniques allegedly proprietary to any of their former employers.

    3.05. COMPLIANCE WITH OTHER INSTRUMENTS. The Company and the Subsidiaries are in compliance in all respects with the terms and provisions of this Agreement and of their charters and by-laws and in all material respects with the terms and provisions of each mortgage, indenture, lease, agreement and other instrument relating to obligations of the Company and the Subsidiaries in excess of $50,000, individually or in the aggregate, and, of all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which its properties or assets are subject the noncompliance with which would have a material adverse effect on the business, operations, or affairs or conditions of the Company. There is no term or provision in any of the foregoing documents and instruments that materially adversely affects the business, assets or financial condition of the Company or the Subsidiaries. Neither the execution and delivery of this Agreement or the Shares, nor the consummation of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of any term or provision in any of the foregoing documents or instruments.

    3.06.     TITLE TO ASSETS, PATENTS.

              (a) The Company and the Subsidiaries have good and marketable title in fee to their fixed assets that are real property, and good and merchantable title to all of their other significant assets, now carried on its books including those reflected in the most recent balance sheet of the Company contained in EXHIBIT 3.07 attached hereto, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business), free of any mortgages, pledges, charges, liens, security interests or other encumbrances. The Company enjoys peaceful and undisturbed possession under all significant leases under which it is operating, and all said leases are valid and subsisting and in full force and effect.

              (b) The Company and the Subsidiaries own or have a valid right to use all significant patents, patent rights, licenses, permits, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions and intellectual property rights being used to conduct their business as now operated and as now proposed to be operated; and, to the best knowledge of the Company, the conduct of their businesses as now operated and as now proposed to be operated does not and will not conflict in any respects material to the Company and its Subsidiaries considered as a whole with valid patents, patent rights, licenses, permits, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions and intellectual property rights of others. The Company and the Subsidiaries have no obligation to compensate any Person for the use of any such patents or such rights nor has the Company or any Subsidiary granted to any Person any license or other rights to use in any manner any of such patents or such rights of the Company and the Subsidiaries.

    3.07. FINANCIAL INFORMATION. Attached hereto as EXHIBIT 3.07 are true and complete copies of the Consolidated audited financial statements of the Company and its Subsidiaries for the twelve months ended May 31, 1985 and the Company's unaudited unconsolidated financial statements for the two months ended July 31, 1985 certified by the chief financial officer of the Company. Such financial statements when read together, present fairly the financial position of the Company and its Subsidiaries at the dates thereof and their results of operations for the periods covered thereby and have been prepared in accordance with generally accepted accounting principles consistently applied. The Company and the Subsidiaries have no liability, contingent or otherwise, required to be disclosed in a financial statement prepared in accordance with generally accepted accounting principles which are not disclosed in the aforesaid financial statements or in the notes thereto, that could, together with all such other liabilities, materially affect the financial condition of the Company, nor does the Company have any reasonable grounds to know of any such liability. Except as set forth in the aforesaid audited financial statements or as otherwise set forth in this Agreement since July 31, 1985 (i) there has been no adverse event or occurrence affecting the business, assets or condition, financial or otherwise, or operations of the Company and its Subsidiaries; (ii) neither the business, condition, or operations of the Company, the Subsidiaries nor any of their properties or assets has been adversely affected as the result of any legislative or regulatory change, any revocation or change in any franchise, license or right to do business, or any other event or occurrence, whether or not insured against; and (iii) the Company has not entered into any transaction with respect to, or made any distribution on, its capital stock.

    3.08. TAXES. The Company and its Subsidiaries have accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by them, and all taxes shown to be due and all additional assessments have been paid or provision made therefor. To the Company's knowledge, none of the federal income tax returns of the Company and the Subsidiaries have been audited by the Internal Revenue Service. The Company knows of no significant additional assessments or adjustments pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment or adjustment.

    3.09. ERISA. Neither the Company nor any Subsidiary makes contributions to any pension, defined benefit plans or defined contribution plans for its employees that are subject to the federal Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    3.10. TRANSACTIONS WITH AFFILIATES. Except as set forth in the audited financial statements of the Company set forth in EXHIBIT 3.07, there are no loans, leases, royalty agreements or other continuing transactions between the Company and any of the Company's customers or suppliers, and any officer or director of the Company.

    3.11. OTHER MATTERS. Neither the Company nor any Subsidiary has (i) become directly or contingently liable (including, without limitation, by way of assumption or guaranty) on any Indebtedness of any other Person or (ii) made or agreed to make any loan, advance or other investment to or in any other Person. The Company and each Subsidiary is in compliance in all material respects with all laws, rules and regulations applicable to them.

    3.12. SECURITIES ACT OF 1933. The Company has complied and will comply with all applicable federal or state securities laws in connection with the issuance and sale of the Shares. Neither the Company nor anyone acting on its behalf has offered or will offer to sell the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Shares under the registration provisions of the Securities Act. Except as set forth in Article V hereof, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

    3.13 DISCLOSURE. Neither this Agreement, the financial statements incorporated herein as EXHIBIT 3.07, nor any other agreement, document, certificate or written or oral statement furnished to the Purchasers or their special counsel by or on behalf of the Company in connection with the transactions contemplated hereby when taken as a whole contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the special knowledge of the Company or any of its executive officers that has not been disclosed herein by them to the Purchasers and that materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, properties, assets or condition, financial or otherwise, of the Company. Without limiting the foregoing, the Company has disclosed to the Purchasers any knowledge that it has that there exists, or there is pending or planned, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code that would materially adversely affect the condition, financial or otherwise, or the operations of the Company.

    3.14. NO BROKERS OR FINDERS. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any agent of the Company; and the Company agrees to indemnify and hold the Purchasers harmless against any such commissions, fees or other compensation.

    3.15.     CERTAIN AGREEMENTS OF KEY EMPLOYEES.

              (a) To the best knowledge of the Company, no Key Employee is a party to or bound by any agreement, contract or commitment, or subject to any restrictions, particularly but without limitation in connection with any previous employment of any such person, which materially and adversely affects, or in the future may (so far as the Company can reasonably foresee) materially and adversely affect, the business or operations of the Company or the right of any such person to participate in the affairs of the Company;

              (b) Each Key Employee who has or had access to proprietary information of the Company has executed an employee invention and non-disclosure agreement to the effect and in substantially the form set forth in EXHIBIT 3.15. To the best of the Company's knowledge, no Key Employee or former Key Employee of the Company is, or to the Company's knowledge and belief is expected to be, in violation of the terms or the aforesaid agreements or of any other obligation relating to the use of confidential or proprietary information of the Company.

    3.16 CAPITALIZATION; STATUS OF CAPITAL STOCK. As of the date hereof, the Company has a total authorized capitalization consisting of 75,000,000 shares of Common Stock, without par value, of which 3,432,022 shares are issued and outstanding. A complete list of the shares of capital stock currently issued and outstanding and the names in which such shares are registered is set forth in EXHIBIT 3.16 hereto. All of the outstanding shares of capital stock of the Company have been duly authorized, are validly issued and are fully paid and nonassessable. All shares of capital stock issuable upon exercise of outstanding options and warrants have been duly authorized and, when issued in accordance with the terms of such options and warrants, will be validly issued, and fully paid and nonassessable. The Shares when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued and fully paid and nonassessable. Except as set forth in EXHIBIT 3.16 hereto, there are no options, warrants or rights to purchase shares of capital stock or other securities authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities.
There are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant state and federal securities laws. No holder of any security of the Company is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or that are otherwise binding upon the Company. The offer and sale of all shares of capital stock or other securities of the Company issued before the Closing complied with or were exempt from registration or qualification under all federal and state securities laws.

    3.17. BOOKS AND RECORDS. The books of account, ledgers, order books, records and documents of the Company and the Subsidiaries accurately and completely reflect all material information relating to the businesses of the Company and the Subsidiaries, the nature, acquisition, maintenance, location and collection of the assets of the Company and the Subsidiaries, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company and the Subsidiaries.

    3.18.     SUBSIDIARIES.  Each of the Company's Subsidiaries is listed in
EXHIBIT 3.03 below and the Company has no other Subsidiaries. All issued and outstanding shares of capital stock of each present Subsidiary are owned by the Company and are the validly issued, fully paid and nonassessable shares of each Subsidiary, respectively, and are owned by the Company fee and clear of all encumbrances. Except as set forth in the audited financial statements of the Company set forth in EXHIBIT 3.07, there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition of any shares of any of the Subsidiaries' capital stock.


                                      ARTICLE IV

                               COVENANTS OF THE COMPANY

    4.01. AFFIRMATIVE COVENANTS OF THE COMPANY OF OTHER THAN REPORTING REQUIREMENTS. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, until the completion of a Qualified Public Offering, and so long as the Purchasers and/or their partners, own (of record or beneficially) 100,000 shares of Common Stock (such number of shares to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock after the date of this Agreement), it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

              (a) PAYMENT OF TAXES AND TRADE DEBT. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by appropriate proceedings if the Company or Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto as shall be determined by its Board of Directors. Pay and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other Indebtedness incident to the operations of the Company or its Subsidiaries, except such as are being contested in good faith and by appropriate proceedings if the Company or Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto as shall be determined by its Board of Directors.

              (b) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which the failure to qualify will have a material adverse effect upon the condition, assets, liabilities, earnings or business of the Company. Preserve and maintain, and cause each Subsidiary to preserve and maintain, all material licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business.

              (c) COMPLIANCE WITH LAWS. Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise, except non-compliance being contested in good faith through appropriate proceedings so long as the Company shall have set up sufficient reserves, if any, required under generally accepted accounting principles with respect to such items.

              (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and each Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection within its business shall be made.

              (e) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties, necessary or useful in the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

              (f) NEW DEVELOPMENTS. Use its best efforts to cause all Key Employees of the Company and each Subsidiary to execute appropriate patent assignment agreements to the Company and, where possible and appropriate, to file and prosecute United States and foreign patent applications relating to and protecting such developments on behalf of the Company or such subsidiary.

              (g) EMPLOYEE INVENTION AND NON-DISCLOSURE AGREEMENT. Use its best efforts to cause each Key Employee now or hereafter employed by the Company or any Subsidiary promptly to execute an agreement substantially in the form of
EXHIBIT 3.15 hereto or in a form approved by the Board of Directors.

              (h) BUDGETS AND BOARD APPROVAL. Within ninety (90) days of the commencement of each fiscal year, prepare and submit to, and obtain the approval of a majority of, the Board of Directors of a budget for the upcoming fiscal year, including projections of capital and operating expenses, cash flow, and profits and losses, all itemized in reasonable detail.

              (i) FINANCINGS. Promptly, fully and in detail, inform the Board of Directors in advance of any commitments or contracts relating to financing of any nature for the Company or pledge of corporate assets.

              (j) OBSERVER RIGHTS. Invite a representative of the Purchasers, which representative shall be designated by the Purchasers, to attend all meetings of its Board of Directors in a non-voting, observer capacity, and, in connection therewith, give such representative copies of all notices, minutes, consents and other materials, financial and otherwise, that it provides to its board of directors.

    4.02. NEGATIVE COVENANTS OF THE COMPANY. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, until the completion of a Qualified Public Offering, and so long as the Purchasers and/or their partners, own (of record or beneficially) 100,000 shares of Common Stock (such number of shares to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock after the date of this Agreement), it will comply with and observe the following covenants and provisions, and will cause each Subsidiary to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and WILL NOT, without the approval of holders of the Shares in accordance with Section 8.02:

              (a) DEALINGS WITH AFFILIATES AND OTHERS. Enter into any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officer or director of the Company or any Subsidiary or holder of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers, directors or stockholders or members of their immediate families unless such transaction is approved in advance by a majority of disinterested members of the Board of Directors.

    4.03 REPORTING REQUIREMENTS. Until the completion of a Qualified Public Offering, and so long as the Purchasers and/or their partners, own (of record or beneficially) 100,000 shares of Common Stock (such number of shares to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock after the date of this Agreement), the Company will furnish the following to each Purchaser.

              (a) as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Company, Consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and Consolidated statements of income and retained earnings of the Company and its Subsidiaries for the period ending with such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the prior fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principals consistently applied, except for the absence of footnotes; provided, however, that the obligation to deliver Consolidated financial statements shall commence with the quarter ending February 28, 1986 and until that date the Company shall use its best efforts to deliver Consolidated financial statements.

              (b) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein Consolidated (and, to the extent otherwise prepared by the Company, consolidating) balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and Consolidated (and, to the extent otherwise prepared by the Company, consolidating) statements of income and retained earnings and of changes in financial position of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all duly certified by an independent public accountant of national standing;

              (c) promptly after sending, making available, or filing the same, all reports and financial statements that the Company or any Subsidiary sends or makes available to the stockholders of the Company or the Securities and Exchange Commission; and

              (d) all other information respecting the business, properties or the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries that any Purchaser may from time to time reasonably request.

    4.40. CONFIDENTIALITY. Any confidential information obtained by any holder of the Shares pursuant to this Agreement shall be treated as confidential and shall not be disclosed to a third party without the consent of the Board of Directors, except that such information shall not be deemed confidential for the purpose of enforcement of this Agreement or valuation of the Shares and except that any such holder may otherwise disclose such information to its partners if such partners agree to be bound by the restrictions contained in this
Section 4.04.


                                      ARTICLE V

                                 REGISTRATION RIGHTS

    5.01 "PIGGY BACK" REGISTRATION. If at any time the Company shall determine to register under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights) any of its Common Stock (except shares to be issued solely in connection with any acquisition of any entity or business, shares issuable solely upon exercise of stock options, or shares issuable solely pursuant to employee benefit plans), it shall send to each holder of Registrable Shares, written notice of such determination and, if within thirty (30) days after receipt of such notice, such holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares that such holder requests to be registered, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed among all holders of Common Stock exercising their contractual incidental ("piggy back") right to include such Common Stock in the registration statement as provided below on a PRO RATA basis (according to the number of shares of Common Stock held by such holders that are entitled to such "piggy back" registration rights). In the event of any such limitation, the Company may include in such registration statement only (i) shares of Common Stock to be sold for the Company's account; (ii) Registrable Shares; and (iii) shares of Common Stock the holders of which are entitled to registration pursuant to an agreement with the Company approved by the Board of Directors; provided, that, in the case of clauses (ii) and (iii) of the preceding sentence, such inclusion shall be on the PRO RATA basis hereinabove described. Notwithstanding the foregoing, no such reduction shall be made with respect to securities being offered by the Company for its own account. If any holder of Registrable Shares disapproves of the terms of such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

    5.02 EFFECTIVENESS. The Company will use its best efforts to maintain the effectiveness for up to ninety (90) days of any registration statement pursuant to which any of the Registrable Shares are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation.

    5.03 INDEMNIFICATION OF HOLDERS OF REGISTRABLE SHARES. In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless each holder and each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares, any such underwriter or any such controlling person expressly for use therein. Promptly after receipt by any holder of Registrable Shares, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such holder of Registrable Shares, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to such holder of Registrable Shares, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Such holder of Registrable Shares, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company. The Company shall not be liable to indemnify any person for any settlement of any such action effected without the Company's consent. The Company shall not, except with the approval of each party being indemnified under this Section 5.03, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

    5.04. INDEMNIFICATION OF COMPANY. In the event that the Company registers any of the Registrable Shares under the Securities Act, each holder of the Registrable Shares so registered will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses, or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statue or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares expressly for use therein; PROVIDED, HOWEVER, that such holder's obligations hereunder shall be limited to an amount equal to the proceeds to such holder of the Registrable Shares sold in such registration. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such holder of Registrable Shares, the Company will notify such holder of Registrable Shares in writing of the commencement thereof, and such holder of Registrable Shares shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such holder of Registrable Shares. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of such holder of Registrable Shares unless employment of such counsel has been specifically authorized by such holder of Registrable Shares. Notwithstanding the two preceding sentences, if the action is one in which the Company may be obligated to indemnify any holder of Registrable Shares pursuant to Section 5.03, the Company shall have the right to assume the defense of such action, subject to the right of such holders to participate therein as permitted by Section 5.03. Such holder of Registrable Shares shall not be liable to indemnify any person for any settlement of any such action effected without such holder's consent. Such holder shall not, except with the approval of the Company, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party being so indemnified of a release from all liability in respect to such claim or litigation.

    5.05. EXCHANGE ACT REGISTRATION. The Company will use its best efforts to file on a timely basis with the Securities and Exchange Commission all information that the Commission may require under either of Section 13 or
Section 15(d) of the Exchange Act and shall use its best efforts to take all action that may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to the Company's Common Stock. The Company shall furnish to any holder of Registrable Shares forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Securities and Exchange Commission, and (iii) any other reports and documents that a holder may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing a holder to sell any such Registrable Securities without registration.

    5.06. DAMAGES. The Company recognizes and agrees that the holder of Registrable Shares will not have an adequate remedy if the Company fails to comply with this Article V and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the holder of Registrable Shares or any other person entitled to the benefits of this Article V requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Article V.

    5.07 FURTHER OBLIGATIONS OF THE COMPANY. Whenever under the preceding Sections of this Article V, the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

              (a) Furnish to each selling holder of Registrable Shares such copies of each preliminary and final prospectus and any other documents that such holder may reasonably request to facilitate the public offering of its Registrable Shares;

              (b) Use its best efforts to register or qualify the Registrable Shares to be registered pursuant to this Article V under the applicable securities or "blue sky" laws of such jurisdictions as any selling holder may reasonably request; PROVIDED, HOWEVER, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

         (c)  Furnish to each selling holder a signed counterpart of

              (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and

             (ii) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants,

covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities;

         (d) Permit each selling holder of Registrable Shares or his counsel or other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them; and

         (e) Furnish to each selling holder, upon request, a copy of all documents filed and all correspondence from or to the Securities and Exchange Commission in connection with any such offering.

    5.08. EXPENSES. In the case of a registration under Sections 5.01, the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission filing fees and "blue sky" fees and expenses; PROVIDED, HOWEVER, that the Company shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements of counsel (other than counsel for the Company) for the selling holders of Registrable Shares in connection with the registration of their Registrable Shares, or (ii) any portion of the underwriters' commissions or discounts attributable to the Registrable Shares being offered and sold by the holders of Registrable Shares.

    5.09. TRANSFER OF REGISTRATION RIGHTS. The registration rights of the holders of Registrable Shares under this Article V may be transferred without the consent of the Company to any transferee of Registrable Shares that (i) is a partner of a Purchaser, (ii) acquires all of the Registrable Shares held by a Purchaser or (iii) holds 25,000 Registrable Shares (such number to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock after the date of this Agreement).

    5.10. NO SUPERIOR RIGHTS. The Company will not grant registration rights to any Person that are superior to the rights granted hereunder without the prior consent of Purchasers holding at least fifty-one percent (51%) of the Registrable Shares unless the holders of Registrable Shares are also granted such superior rights.

                                      ARTICLE VI

                     Representations and Warranties of Purchasers
                             and Restrictions on Transfer

    6.01      REPRESENTATIONS AND WARRANTIES BY EACH PURCHASER.  Each
Purchaser, for that Purchaser alone, represents and warrants to the Company with respect to this purchase as follows:

              (a) This Agreement constitutes the Purchaser's valid and legally binding obligation, enforceable in accordance with its terms.

              (b) It is experienced in evaluating and investing in high technology companies such as the Company.

              (c) It is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. It understands that the Shares to be purchased have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

              (d) It acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act, or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of Shares purchased in a private placement subject to the satisfaction of certain conditions.

              (e) It understands that no public market now exists for any of the securities issued by the Company, and that it is unlikely that a public market will ever exist for the Shares.

              (f) It has had an opportunity to discuss the Company's business, management, and financial affairs with the Company's management and to review the Company's facilities. It understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business and prospects that the Company believes to be material, but that these descriptions were not necessarily thorough or exhaustive.

    6.02 LEGENDS. Each certificate representing the Shares shall be endorsed with the following legend:

              THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

and if imposed by the California Department of Corporations, the following legend:

              IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

The Company need not register a transfer of Shares, unless the conditions specified in the foregoing legends are satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legends are satisfied.

    6.03 REMOVAL OF LEGENDS AND TRANSFER RESTRICTIONS. The legend relating to the Securities Act endorsed on a stock certificate pursuant to
Section 6.02 of this Agreement and the stop transfer instructions with respect to the Shares represented by such certificate shall be removed and the Company shall issue a certificate without such legend to the holder of such Shares if such Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder provides to the Company an opinion of counsel for such holder of the Shares reasonably satisfactory to the Company, or a no-action letter or interpretive opinion of the staff of the Securities and Exchange Commission (the "Commission") to the effect that a public sale, transfer or assignment of such Shares may be made without registration and without compliance with any restriction such as Rule 144. The California Commissioner of Corporations legend (if required) will be removed if the Commissioner of Corporations of the State of California has consented to the removal of such legend.

    6.04 ADDITIONAL PURCHASES OF COMMON STOCK. The Purchasers covenant and agree that they shall not acquire more than an aggregate of three hundred thousand shares of Common Stock (including the Shares) or other equity securities of the Company (such number to be appropriately adjusted for stock splits, stock dividends and the like) from the Company or from other stockholders of the Company without the prior approval of the Board of Directors. This section 6.04 shall terminate automatically upon the closing of the Company's initial registered public offering under the Securities Act.

                                     ARTICLE VII

                          DEFINITIONS AND ACCOUNTING TERMS.

    7.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

    "Agreement" means this Common Stock Purchase Agreement as from time to time amended and in effect between the parties.

    "Board of Directors" shall mean the then present members of the Board of Directors of the Company.

    "Company" means and shall include Aehr Test Systems and its successors and assigns.

    "Consolidated" when used with reference to any term defined herein mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles after eliminating intercompany items and minority interests.

    "ERISA" shall have the meaning assigned to that term in Section 3.09.

    "Exchange Act" means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal Agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

    "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles consistently applied, be classified upon the obligor's balance sheet as liabilities, excluding any liabilities in respect of deferred federal or state income taxes, but in any event including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including, without limitation, (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

    "Key Employee" means and includes, currently, Rhea Posedel, Richard Sette, Thomas Lee, Malcolm Farnsworth, Jr., Charles Shalvoy, and in the future the foregoing individuals as well as the Chairman of the Board of Directors, the President, any Vice-President and the Treasurer of the Company or any Subsidiary, or any person who is not an officer of the Company or any Subsidiary and is in charge of one or more of the following functions: sales, marketing, production, or engineering and technical development or any other position or employee so designated by the Board of Directors of the Company.

    "Ownership Percentage" means and includes, with respect to each holder of Registrable Shares for purposes of Section 5.01, the number of Registrable Shares held by such holder divided by the aggregate of the then-outstanding shares of Common Stock of the Company.

    "Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

    "Purchaser" means and shall include the persons listed on EXHIBIT 1.01.

    "Qualified Public Offering" means and includes the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, converting the offer and sale of Common Stock for the account of the Company from which the aggregate gross proceeds to the Company exceed $7,500,000 and in which the price per share is at least $10.00 per share (such amount to be equitably adjusted whenever there shall occur a stock split, combination, reclassification or other similar event affecting the Common Stock).

    "Registrable Shares" means and includes (i) the Shares, (ii) any other shares of Common Stock acquired by the Purchasers within 60 days of the Closing and (iii) any shares of Common Stock issued on or with respect to the foregoing by way of stock split, stock dividend, recapitalization or the like.

    "Securities Act" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal agency then administering The Securities Act) thereunder, all as the same shall be in effect at the time.

    "Shares" shall have the meaning assigned to that term in Section 1.01.

    "Subsidiary" or "Subsidiaries" means any corporation, 50% or more of the outstanding voting stock of which shall at the time be owned by the Company or by one or more Subsidiaries, or any other entity or enterprise, 50% or more of the equity of which shall at the time be owned by the Company or by one or more Subsidiaries.

    7.02. ACCOUNTING TERMS. All accosting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in preparation of the financial statements set forth in EXHIBIT 3.07, and all other financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with such principles.


                                     ARTICLE VIII

                                    MISCELLANEOUS

    8.01. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any Purchaser, or any other holder of the Shares in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

    8.02.     AMENDMENTS, WAIVERS AND CONSENTS.  Any provision in this
Agreement or the Shares to the contrary nothwithstanding, changes in or additions to this Agreement or the Shares may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, if the Company, (i) shall obtain consent thereto in writing from Persons holding an aggregate of at least sixty percent (60%) of the Shares, and (ii) shall, in each such case, deliver copies of such consent in writing to any holders who did not execute the same. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    8.03. ADDRESS FOR NOTICES, ETC. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed or telegraphed or delivered to the applicable party at the addresses indicated below:

              If to the Company:

              Aehr Test Systems
              135 Constitution Drive
              Menlo Park, CA  94025

              with a copy to:

              Mario M. Rosati
              Wilson, Sonsini, Goodrich & Rosati
              Two Palo Alto Square, Suite 900
              Palo Alto, CA  94306

    If to the Purchaser: at the addresses set forth under their respective names on EXHIBIT 1.01 hereto.

    If to any other holder of the Shares: at such holder's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

    8.04. COSTS, EXPENSES AND TAXES. The Company agrees to pay the reasonable fees and out-of-pocket expenses of Messrs. Testa, Hurwitz & Thibeault, special counsel for the Purchasers with respect thereto (which costs and expenses shall not exceed $10,000). In addition, the Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Shares, and other instruments and documents to be delivered hereunder or thereunder and agrees to save the Purchaser harmless from the against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees.

    8.05. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Purchasers obtained in accordance with Section 8.02 hereof.

    8.06. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement, the Shares, or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

    8.07. PRIOR AGREEMENTS. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

    8.08. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

    8.09. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

    8.10. HEADINGS. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

    8.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

    8.12. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Purchasers, the Company and each Subsidiary shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

              [The remainder of this page is intentionally left blank.]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       AEHR TEST SYSTEMS


                                       By: /s/ Rhea J. Posedel
                                          -------------------------------
                                          President

                                       SUMMIT VENTURES, L.P.

                                       By:  Summit Partners, L.P.
                                            General Partner

                                            By:  Stamps, Woodsum & Co.
                                                 General Partner


                                            By: /s/ illegible
                                               ---------------------------
                                               General Partner


                                       SV EUROFUND C.V.

                                       By:  SV International, L.P.
                                            General Partner

                                            By:  Stamps, Woodsum
                                                   International & Co.
                                                 General Partner


                                                 By: /s/ illegible
                                                    ----------------------
                                                    General Partner

                                       SUMMIT INVESTORS. L.P.


                                       By: /s/ illegible
                                          --------------------------------
                                           General Partner

                                     EXHIBIT 1.01

                                  LIST OF PURCHASERS



Name and Address                  Number of                Aggregate Purchase
of Purchaser                      Shares                    Price of Shares
----------------                  ---------                -----------------



Summit Ventures, L.P.               30,002                      $300,020
One Boston Place
Boston, MA  02108

SV Eurofund C.V.                    19,773                       197,730
c/o SV Interna-
  tional, L.P.
One Boston Place
Boston, MA  02108

Summit Investors, L.P.                 225                         2,250
c/o Summitt Partners, L.P.
One Boston Place
Boston, MA  02108                   ------                       -------

            TOTAL                   50,000                      $500,000
                                    ------                      --------
                                    ------                      --------

September 19, 1985

To Each Purchaser listed on
the List of Purchasers

Gentlemen:

    This opinion is rendered to you in compliance with Section 2.01 (b) (ii) of the Stock Purchase Agreement dated as of September 18, 1985 (the "Agreement") among Aehr Test Systems (the "Company") and you. The terms as defined in the Agreement shall, unless otherwise defined herein or unless the context otherwise requires, have the same defined meanings herein.

    We are general legal counsel to the Company. As its counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined, among other things, originals, certified copies, or copies otherwise identified to our satisfaction as being true copies of the originals of the following:

    (a) The Articles of Incorporation and By-Laws, as amended to date, of the Company;

    (b) Advice from the California Secretary of State and California Franchise Tax Board as to the good standing of the Company;

    (c) The resolutions of the board of directors of the Company with respect to the Agreement and the transactions covered thereby; and

    (d)  The Agreement and the Exhibits thereto.

    We have also relied upon and obtained from public officials, officers and representatives of the Company, such other certificates and written assurances as we consider necessary for the purposes of rendering this opinion. As used in this opinion, the expressions "to our knowledge" and "known to us" with reference to matters of fact means that, after an examination of documents made available to us by the Company, we find no reason to believe that the opinions expressed herein are factually incorrect, but beyond that we have made no independent factual investigation for the purpose of rendering this opinion.

    The opinions hereinafter expressed are subject to the following qualifications:

    (a) No opinion is given with respect to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally;

    (b) No opinion is given with respect to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies;

    (c) No opinion is given with respect to the enforceability of the indemnification provisions of Sections 5.03 or 5.04 of the Agreement;

    (d) No opinion is given with respect to compliance with the antifraud provisions under federal and state laws; and

    (e) We are members of the bar of the state of California and we do not hold ourselves out as experts of the laws of other states.

    On the basis of the foregoing and in reliance thereon, we are of the opinion that:

    1. The Company is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction in which it was organized and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. Except as disclosed in Exhibit 3.03 of the Agreement, the Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary, or the failure to be so qualified will not have a materially adverse effect on the condition, assets, liabilities, earnings or business of the Company.

    2. The Company has all necessary corporate power and has taken all corporate action required to make all the provisions of the Agreement and any other agreements and instruments executed in connection with the Agreement the valid and binding obligations of the Company enforceable in accordance with their respective terms. The Company has duly executed and delivered the Agreement, the Shares, and each other agreement and instrument executed in connection with the agreement and each is a legal, valid and binding obligation of the Company enforceable in accordance with its terms. The issuance of the Shares does not require any further corporate action, and will not be subject to preemptive or other preferential rights or similar statutory or contractual rights arising pursuant to any agreement or instrument, known to us, to which the Company is a party or which are otherwise binding upon the Company.

    3. Except for filings under federal and state securities law which may be made under applicable provisions after the Closing, no further authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations in effect, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by the Company of the Shares, or for the performance by it of the Company's obligations under the Agreement or the Shares.

    4. There is, to our knowledge, no litigation or governmental proceeding or investigation pending or threatened against the Company or any of its Subsidiaries affecting any of their material properties or assets, or, to our knowledge, against any officer or Key Employee of the Company, that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or conditions of the Company, any of its Subsidiaries, or any of their material properties or assets, or that might call into question the validity of the Agreement, any of the Shares, or any action taken or to be taken pursuant thereto, nor, to our knowledge, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or conditions of the Company, any of its Subsidiaries, or any of their material properties or assets. To our knowledge, no officer of Key Employee of the Company, or any of its Subsidiaries, is in default with respect to any order, writ, injunction decree, ruling or decision of any court, commission, board of other government agency that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or conditions of the Company, any of its Subsidiaries, or any of their material properties or assets. The fore-going sentences include, without limiting their generality, actions pending or threatened, which are known to us, (or any basis therefor known to us) involving the prior employment of any of the Company's or any Subsidiary's officers or employees or their use in connection with the Company or any Subsidiary's business of any information or techniques allegedly proprietary to any of their former employers.

    5. The Company is in compliance in all respects with the terms and provisions of its Articles of Incorporation and By-laws and in all material respects with the terms and provisions of the mortgages, indentures, leases, agreements and other instruments known to us relating to obligations of the Company in excess of $50,000, individually or in the aggregate, and of all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which it or any of its properties or assets are subject of which we have knowledge, the noncompliance with which would have a materially adverse effect on the business, operations, affairs or conditions of the Company, or any of its material properties or assets. Neither the execution and delivery of the Agreement or Shares, nor the consummation or any transaction contemplated thereby, has constituted or resulted in or will constitute or result in a default or violation of any term or provision in any of the documents, instruments, judgements, decrees, orders, statutes, rules and regulations, known to us.

    6.   Subject to the accuracy of the Purchaser's representations in Section
6.01 of the Agreement and in written responses to the Company's inquiries, the offer, sale, and issuance of the Shares in conformity with the terms of the Agreement constitute transactions exempt from the registration requirements of
Section 5 of the Securities Act of 1933, as amended and the registration or qualification requirements of the applicable state securities laws.

    7. The Company has a total authorized capitalization consisting of 75,000,000 shares of Common Stock, of which 3,432,022 shares are issued and outstanding. All the outstanding shares of capital stock of the Company have been duly authorized, are validly issued and are fully paid and nonassessable. The Shares, when issued and delivered in accordance with the terms thereof, will be duly authorized, validly issued and fully paid and nonassessable. Except as set forth in Exhibit 3.16 to the Agreement, there are no options, warrants or rights to purchase shares of capital stock or other securities of the Company which are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock other than those imposed by relevant state and federal securities laws and those contemplated by the Agreement. No holder of any security of the Company is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument, known to us, to which the Company is a party or which is otherwise binding upon the Company. The offer and sale of the shares of Capital Stock under the Capital Stock Investment Agreement dated April 12, 1984 was exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

    This opinion may not be furnished to, quoted to or relied upon by any other person, firm or corporation without our prior written consent.

                                       Very truly yours,

                                       WILSON, SONSINI, GOODRIBH & ROSATI


                                       J. Casey McGlynn

                          AEHR TEST SYSTEMS AND SUBSIDIARIES

                                   ---------------



    3.   PROPERTY AND EQUIPMENT:

         Property and equipment at May 31 comprise:

                                                    1995           1984
                                                    ----           ----

         Leasehold improvements                  $  513,649     $  397,792
         Furniture and fixtures                     374,134        211,251
         Machinery and equipment                    645,110        261,024
         Test equipment                           1,007,672        497,293
         Transportation equipment                    -               7,333
                                                 ----------     ----------

                                                  2,540,565      1,374,693

         Less accumulated
             depreciation and
             amortization                           657,677        336,910
                                                 ----------     ----------
                                                 $1,882,888     $1,037,783
                                                 ----------     ----------
                                                 ----------     ----------

    4.   INVESTMENT IN FOREIGN JOINT VENTURE:

         In October 1981, the Company and an individual formed a corporate joint venture in Tokyo, Japan to manufacture, import, export and sell test systems, parts and accessories. The Company contributed cash of $241,895 for a 50% interest in the profits or losses of the joint venture. The Company also holds an option to purchase all or part of the remaining 50% interest in such amounts and at such times it chooses through March 1, 1997 at an exercise price based on future earnings of the joint venture as defined in the agreement.


                                      Continued

                          AEHR TEST SYSTEMS AND SUBSIDIARIES

                                   ---------------

    4.   INVESTMENT IN FOREIGN JOINT VENTURE, continued:

         Summary financial information as of May 31, 1985 and 1984 and for the years then ended follows:

         Balance Sheets:                             1985             1984
         --------------                              ----             ----

         Cash and cash equivalents                $  837,209       $  915,352
         Accounts receivable                       2,817,991          918,366
         Inventories                               4,425,863        1,737,424
         Other assets                                692,994          397,893

                                                  ----------       ----------
                                                  $8,774,057       $3,969,035
                                                  ----------       ----------
                                                  ----------       ----------

         Notes payable                            $2,469,234       $1,720,060
         Account payable to Aehr Test Systems        707,888          383,621
         Accounts payable and accrued liabilities  4,294,708        1,228,850
                                                  ----------       ----------
                                                   7,471,830        3,332,531
         Stockholder's equity                      1,302,227          636,504
                                                  ----------       ----------
                                                  $8,774,057       $3,969,035
                                                  ----------       ----------
                                                  ----------       ----------

         Statements of Income:
         --------------------

         Sales                                    $9,040,033       $4,474,578
         Cost of sales                             5,808,328        3,012,783
                                                  ----------       ----------
                 Gross profit                      3,231,705        1,461,795
         Selling, general and administrative
            expense                                1,112,528          869,619
         Research and development expense            360,583            -
                                                  ----------       ----------
         Income before income taxes and
            extraordinary item                     1,758,594          592,176
         Provision for income taxes                1,033,674          365,110
                                                  ----------       ----------

         Income before extraordinary item            724,920          227,066

         Extraordinary item - tax benefit
            resulting from utilization of
            loss carryforward                         -                67,072
                                                  ----------       ----------

                    Net income                    $  724,920       $  294,138

                                                  ----------       ----------
                                                  ----------       ----------

         During fiscal 1985 and 1984, respectively, the Company sold $2,666,943 and $1,386,217 of its product to the joint venture.


                                      Continued

                          AEHR TEST SYSTEMS AND SUBSIDIARIES

                                   ---------------

    5.   NOTES PAYABLE:

         At May 31, 1985, the Company had available an unsecured revolving line of credit with a bank which provides for borrowings of up to $4,500,000. Under this agreement which is available until September 30, 1985, interest is charged at the bank's prime rate (10.0% at May 31, 1985). The agreement requires the Company to maintain specified financial ratios and an average compensating balance of $200,000. The compensating balance does not constitute a legal restriction on the Company's cash, and to the extent it is not maintained, the bank charges a fee based on an interest formula contained within the agreement. At May 31, 1985 $1,200,000 was outstanding under the line of credit.

    6.   LONG-TERM DEBT:

         Long-term debt at May 31 consists of:

                                                         1985        1984
                                                         ----        ----

         Unsecured revolving term loan
         bearing interest at the bank's
         prime rate plus 0.25% (10.25%
         at May 31, 1985).  Borrowing, up
         to a maximum amount of $3,500,000,
         are available until September 30,
         1986.  Principal outstanding at
         September 30, 1986 will be payable
         in sixty equal monthly installments
         commencing October 1, 1986.                  $1,400,000      -

         Term note bearing interest at the
         bank's prime rate plus 1/2%.                     -          $475,000

         Term note bearing interest at the
         bank's prime rate plus 3/4%.                     -           308,335

         Obligations under capital leases                 16,664       32,057
                                                      ----------     --------
                                                       1,416,664      815,392
         Less amount due within one year                  10,153      188,136
                                                      ----------     --------
                                                      $1,406,511     $627,256
                                                      ----------     --------
                                                      ----------     --------


                                      Continued

                          AEHR TEST SYSTEMS AND SUBSIDIARIES

                                   ---------------

    6.   LONG-TERM DEBT, continued:

         The aggregate amount of future maturities by fiscal year for all long-term debt at May 31, 1985 is as follows:

                   1986                                    $   12,872
                   1987                                        77,250
                   1988                                       280,000
                   1989                                       280,000
                   1990                                       280,000
                   Thereafter                                 490,000
                                                           ----------
                                                            1,420,122

                   Less interest relating to
                       capital leases                           3,458
                                                           ----------
                                                           $1,416,664
                                                           ----------
                                                           ----------

    7.   LEASE COMMITMENTS:

         The Company leases most of its present manufacturing and office space under an operating lease which expires in 1991. Under the terms of the lease, the rentals will be adjusted upward every two years based on the Consumer Price Index but with increases not to exceed 14% for any adjustment. The lease contains a renewal option whereby the Company may extend the lease term for an additional five years with the same terms. In addition, the Company is required to pay for insurance, taxes and maintenance of the property.

         The Company has entered into an operating lease agreement for additional office space. The lease commences upon the later of completion of the facility or January 15, 1986 and expires in 1991. The Company will be responsible for taxes, insurance, maintenance and utilities related to the property. The lease contains a renewal option whereby the Company may extend the lease term for an additional four years, with rentals to be determined by mutual agreement at the time of renewal.


                                      Continued

                          AEHR TEST SYSTEMS AND SUBSIDIARIES

                                   ---------------

    7.   LEASE COMMITMENTS, continued:

         Minimum annual rentals payable under operating leases in each of the next five years are as follows:

                             1986           $  511,191
                             1987              953,309
                             1988              967,009
                             1989              986,365
                             1990            1,007,718
                         Thereafter          1,277,675
                                            ----------
                                            $5,703,267
                                            ----------
                                            ----------

         Net rent expense for the years ended May 31, 1985 and 1984 was approximately $432,000 and $334,000, respectively.


    8.   COMMON STOCK:

         Approximately 625,000 shares of common stock outstanding at May 31, 1985 have certain registration rights which are exercisable after the earlier of March 1, 1989 or 120 days after the effective date of the first registration of a public offering of the Company's capital stock.

    9.   STOCK OPTIONS:

         The Company has two incentive stock option plans under which 775,000 shares of capital stock were reserved for issuance to employees and paid consultants. Both plans provide that options be granted at an exercise price equal to the fair market value at the date of grant, as determined by the Board of Directors. The options expire five years from the grant date and most options become exercisable in increments over a four-year period from the date of grant. At May 31, 1985, options to purchase 95,675 shares were exercisable.


                                      Continued

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                                      ---------

9.  STOCK OPTIONS, continued:

    Activity under the two plans was as follows:


                                                           Optioned Shares
                            Reserved But     --------------------------------------------
                             Unoptioned      Number of           Price
                               Shares          Shares          Per Share            Total
                             ----------      ---------         ---------            -----
    Balances,
      June 1, 1983             140,000        269,000       $ .40 to $ 4.00      $505,500
    Options granted            (67,100)        67,100       $6.00 to $ 8.50       419,100
    Options exercised             -           (80,250)      $ .40 to $ 4.00       (83,250)
    Options terminated          42,250        (42,250)      $3.60 to $ 6.00      (169,500)
                               -------        -------       ---------------    ----------

    Balances,
      May 31, 1984             115,150        213,600       $ .40 to $ 8.50       671,850
    Options granted            (73,630)        73,630       $8.50 to $10.00       631,105
    Options exercised             -           (58,250)      $ .50 to $ 4.00       (31,750)
    Options terminated          34,650        (34,650)      $ .40 to $ 8.50       (87,900)
                               -------        -------       ---------------    ----------

    Balances,
      May 31, 1985              76,170        194,330       $ .40 to $10.00    $1,183,305
                               -------        -------       ---------------    ----------
                               -------        -------       ---------------    ----------


    Notes receivable for capital stock comprises $350,000 of noninterest-bearing notes received by the Company from employees exercising stock options in 1981 and a $92,400 note bearing interest at 9% issued in 1984 in connection with the sale of stock to an employee. The notes are collateralized by the shares issued to the employees, except one note for $150,000 which is collateralized by a deed of trust in real property. The notes are due in the years 1986 and 1989, except one note for $200,000 which is due upon the creation of a public market for the Company's stock or May 1986, whichever occurs later.

10. EMPLOYEE BONUS PLAN:

    The Company has a noncontributory, trusteed employee bonus plan for full-time employees. The intent of the Company is to contribute shares of the Company's stock to the plan, although the plan also allows cash contributions. The contribution is determined annually by the Company and cannot exceed 15% of the annual aggregate salaries of those employees eligible for participation in the plan. Individuals' account balances vest at a rate of 25% per year commencing upon completion of three years of service. Nonvested balances which are forfeited are allocated to the remaining employees in the plan.


                                      Continued

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                                      ----------

10. EMPLOYEE BONUS PLAN, continued

    The authorized contribution to the plan for the year ended May 31, 1985 was approximately $241,900, which was charged to expense in fiscal 1985 and will be paid to the plan in fiscal 1986 by the issuance of 24,190 shares of the Company's capital stock. The number of shares of stock to be issued to the plan was based on a valuation by the Board of Directors of $10.00 per share as of May 31, 1985.

    The authorized contribution to the plan for the year ended May 31, 1984 was approximately $164,000, which was charged to expense in fiscal 1984 and was paid to the plan in fiscal 1985 by the issuance of 19,192 shares of the Company's capital stock. The number of shares of stock issued to the plan was based on a valuation by the Board of Directors of $8.50 per share as of May 31, 1984.

    The contribution of 25,180 shares made to the plan in fiscal 1984 was authorized and charged to expense in fiscal 1983.

11. PROVISION FOR INCOME TAXES:

    The provision for income taxes for the years ended May 31 consists of the following:

                                                     1985           1984
                                                     ----           ----

    State income taxes:
      Currently payable                          $  285,000       $ 36,000
      Deferred                                       37,000        174,000

    Federal income taxes:
      Currently payable (refundable)                524,000       (278,000)
      Deferred                                      218,000        797,000
                                                 ----------       --------
                                                 $1,064,000       $729,000
                                                 ----------       --------
                                                 ----------       --------


                                      Continued

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                                      ----------

11. PROVISION FOR INCOME TAXES, continued:

    The Company's effective tax rate differs from the U.S. federal statutory tax rate as follows:

                                                      1985           1984
                                                      ----           ----

        Maximum statutory income tax rate             46.0%          46.0%
        Effect of graduated rates                      (.5)           (.9)
        Investment tax credit                         (1.7)          (1.9)
        Research and development tax credit          (11.1)         (10.3)
        State taxes, net of federal tax
            effect                                     4.9            4.8
        Undistributed earnings of foreign
            joint venture not having a
            federal tax effect                        (4.5)          (2.9)
        DISC earnings not subjected to
            federal taxes                             (2.4)          (3.0)
        FSC earnings exempt from
            federal taxes                             (2.0)            -
        Other                                          (.1)           (.5)
                                                      -----          -----
        Provision for income taxes                    28.6%          31.3%
                                                      -----          -----
                                                      -----          -----

                                                 [AEHR TEST SYSTEMS LETTERHEAD]

September 12, 1985


Summit Ventures
One Boston Place
Boston, MA  02108

Gentlemen:

To my knowledge, the attached unaudited and unconsolidated Income Statement for the two months ended July 31, 1985 and Balance Sheet as of July 31, 1985 are true and correct.


                                            /s/ Malcolm M. Farnsworth
                                            -----------------------------
                                            Malcolm M. Farnsworth
                                            Treasurer and Chief Financial
                                            Officer

                   AEHR TEST SYSTEMS
                   INCOME STATEMENT
         FOR THE TWO MONTHS ENDED JULY 31, 1985
                   ($ in thousands)


Net Sales                                       $5,096

Cost of Goods Sold                               2,703
                                                ------
Gross Margin                                     2,393

Operating Expenses:
   Sales and Marketing                             636
   R & D                                           616
   General & Admin                                 216
                                                ------
    Total Operating Exp                          1,468
                                                ------
Operating Profit                                   925
                                                ------
Other Income & Expense:
   Interest                                         15
   Other Expense                                    75
                                                ------
    Total Other                                     90
                                                ------
Net Income Before Taxes                            835
Tax Provision                                      311

Net Income                                        $524
                                                ------
                                                ------


/s/ Malcolm M. Farnsworth
-----------------------------
Malcolm M. Farnsworth
Treasurer and Chief Financial
Officer

                                  AEHR TEST SYSTEMS
                                    BALANCE SHEET
                                    JULY 31, 1985
                                   ($ in thousands)


                                        ASSETS

Current Assets:
   Cash                                                                  ($23)
   Accounts Receivable, Net                                             5,621
   Inventories                                                          7,723
   Prepaid Expenses                                                        47
                                                                     --------
      Total Current Assets                                             13,368

Property, Plant & Equipment, Net                                        1,836

Other Assets                                                              749
                                                                     --------
Total Assets                                                          $15,953
                                                                     --------
                                                                     --------

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts Payable                                                    $2,112
   Accrued Liabilities                                                  1,791
   Accrued Income Taxes                                                 1,940
                                                                     --------
      Total Current Liabilities                                         5,843

Other Long-term Liabilities                                               255
                                                                     --------
      Total Liabilities                                                 6,098

Stockholders' Equity:
   Capital Stock                                                        2,130
   Notes Secured by Capital Stock                                        (442)
   Retained Earnings                                                    7,643
   Net Income YTD                                                         524
                                                                     --------
      Total Stockholders' Equity                                        9,855
                                                                     --------
Total Liabilities and Stockholders' Equity                            $15,953
                                                                     --------
                                                                     --------



/s/ Malcolm M. Farnsworth
-----------------------------
Malcolm M. Farnsworth
Treasurer and Chief Financial
Officer

                         PATENT AND CONFIDENTIALITY AGREEMENT

    In consideration and as a condition of my employment or continued employment by AEHR TEST SYSTEMS (the "Company") and the compensation paid therefor:

    1. ASSIGNMENT OF INVENTIONS. I hereby assign and transfer to the Company my entire right, title and interest in and to all inventions, improvements, discoveries, ideas, designs, documents, and other data (whether or not patentable) made, conceived, or first reduced to practice by me, whether solely or jointly with others, during the period of my employment with the Company (the "Inventions"), which relate in any manner to the actual or anticipated business or research and development of the Company or its subsidiaries, or result from or are suggested by any task assigned to me or by any of the work I have performed or may perform for the Company. Provided, however, that this Agreement does not require assignment of an Invention which qualifies fully for protection under Section 2870 of the California Labor Code (hereinafter "Section 2870"). In the event any Invention relating in any manner to the actual or anticipated business or research and development of the Company or its subsidiaries is disclosed by me under paragraph 2 within six (6) months after ceasing to serve as a consultant of the Company, it is to be presumed that such Invention was conceived or resulted form developments made during the period of my relationship with the Company and I agree that any such Invention will belong to the Company, subject to the provisions of section 2870.

    2. DISCLOSURE OF INVENTIONS; PATENTS. I agree promptly to disclose all Inventions to whomever may be designated by the Company, regardless of whether I believe the Invention is protected by Section 2870, in order to permit the Company to claim rights to which it may be entitled under this Agreement. Such disclosure shall be received in confidence by the Company. With respect to all inventions which are to be assigned pursuant to paragraph 1, I will assist the Company in any reasonable manner to obtain for its own benefit patents thereon in any and all countries, and I will execute when requested, patent applications and assignments thereof to the Company or persons designated by it, and any other lawful documents deemed necessary by the Company to carry out the purposes of this agreement, and I will further assist the Company in every way to enforce any patents obtained, including, without limitation, testifying in any suit or proceeding involving any of said patents or executing any documents deemed necessary by the Company, all without further consideration than provided for herein, but at the expense of the Company. I agree to preserve such Inventions as confidential information of the Company. I further agree that the obligations and undertakings stated in this paragraph 2 shall con-


                                      3.15
tinue beyond the termination of my consulting relationship with the Company, but if I am called upon to render such assistance after the termination of my consulting relationship, then I shall be entitled to a fair and reasonable per diem fee in addition to reimbursement of any expenses incurred at the request of the Company. I agree to keep and maintain adequate and current written records of all such Inventions made by me (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the property of the Company at all times.

    3. CONFIDENTIALITY. I agree that without the Company's prior express consent, I will not during my employment by the Company engage directly or indirectly in any employment, consulting or activity other than for the Company in any business in which the Company is now or may hereafter become engaged. I agree that I will not during the period I am serving as an employee for the Company or thereafter at any time disclose directly or indirectly to any person or entity or use for my own benefit any trade secrets or confidential information relating to products, processes, know-how, machines, designs, drawings, software, formulas, test data, marketing data, business plans and strategies, employees, negotiations and contracts with other companies, disclosures and applications for patents and the status of their prosecution, or any other subject matter pertaining to any of the business of the Company or any of its clients, customers, consultants, licensees or affiliates, known to, learned or acquired by me during the period or my employment by the Company, except to such an extent as may be necessary in the ordinary course of performing my particular duties as an employee of the Company. I acknowledge that all the foregoing information is proprietary to the Company and is a special, valuable and unique asset of the business of the Company, and that my giving service as an employee creates a relationship of confidence and trust between myself and the Company with respect to the proprietary information.

    4. PRIOR INVENTIONS. All inventions which I have made prior to my employment by the Company shall be excluded from the scope of this Agreement. As a matter of record, I have set forth at the end of this Agreement a complete list of all inventions, discoveries or improvements relating to the Company's business which I have conceived prior to my serving as a consultant for the Company. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior inventions.

    5. RETURN OF CONFIDENTIAL MATERIAL. I agree to deliver promptly to the Company on termination of my employment by the Company, whether or not for cause and whatever the reason, or at any time it may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, and any other documents of a con-fidential nature belonging to the Company, including all copies of such materials, which I may then possess or have under my control. I further agree that upon termination of my status as a consultant that I shall not take with me any document or data of any description containing or pertaining to the proprietary information of the Company as set forth in paragraph 3.

    6. CUSTOMER LISTS AND EMPLOYEES. I agree that I shall not for a period of six (6) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, either directly or indirectly: (1) call on, solicit, or take away any of the customers of the Company on whom I called or with whom I became acquainted during the period of my employment with the Company, either for myself or for any other person or entity, or (2) solicit or take away, or attempt to solicit or take away any employees of the Company, either for myself or for any other person or entity.

    7. TRADE SECRETS OF OTHERS. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information or trade secrets acquired by me in confidence or in trust prior to my entering into a consulting relationship with the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

    8. OTHER OBLIGATIONS. I acknowledge that the Company from time to time may have agreements with other persons or with the U.S. Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

    9. INJUNCTIVE RELIEF. I agree that it would be difficult to measure the damage to the Company from any breach by me of the covenants set forth in paragraphs 1, 2, 3, 5, or 6 herein, that injury to the Company from any such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, I agree that if I breach paragraphs 1, 2, 3, 5, and 6 or any of them, the Company shall be entitled, in addition to all other remedies it may have, to injunctions or other appropriate orders to restrain any such breach without showing or proving any actual damage to the Company.

    10. GENERAL. I acknowledge receipt of this Agreement and agree that, with respect to the subject matter hereof, this Agreement is my entire agreement with the Company, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. This Agreement shall inure to the benefit of the successors and assigns of the Company, and shall be binding upon my heirs, assigns, administrators and representatives. To the extent that any of the agreements set forth herein, or any word, phrase, clause or sentence thereof shall be found to be illegal or unenforceable for any reason, such agreement, word, phrase, clause or sentence shall be modified or deleted in such a manner so as to make the Agreement, as modified, legal and enforceable under applicable laws. This Agreement shall be governed by the laws of the State of California, which state shall have jurisdiction of the subject matter hereof. This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing signed by the Consultant and the Company.

    Dated:            , 19   .
           -----------    ---

                                            Employee:

                                            -----------------------------------
                                            Print Name


                                            -----------------------------------
                                            Signature

                                            AEHR TEST SYSTEMS

                                            By:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                  AEHR TEST SYSTEMS

                                  SHAREHOLDERS LIST

                                   August 15, 1985



                                      Cert.                           Total
         Name                          No.      Date        Shares    Shares
-----------------------------------   ------  ----------   --------- ---------

Aehr Test Systems                      128    09/07/82     28,120
Employee Stock Bonus Plan              189    10/08/83     18,418
135 Constitution Dr.                   205    08/30/84     19,192
Menlo Park, CA 94025                   248    02/28/85     31,517
                                       257    04/10/85      2,559
                                       273    08/15/85     23,800
                                       277    08/15/85      2,686     126,292

Allen Amsbaugh and                      28    08/10/79      1,000
Judith Amsbaugh, JTWROS                 80    04/21/82      4,000       5,000
900 Menlo Oaks Drive
Menlo Park, CA 94025

Masamichi Ariga                        268    08/12/85      9,800       9,800
c/o ATS Japan
19-25, 1-Chome
Shimura, Itabashi-Ku
Tokyo, 174 Japan

Atherton Ventures                      156    05/27/83      8,250       8,250
c/o Mario M. Rosati
Two Palo Alto Square, Suite 900
Palo Alto, CA 94306

Ross Atwood                            216    11/12/84      1,000       1,000
738 Long Ridge
Oakland, CA 94610

Patricia J. Battaglia and              222    12/03/84      1,100       1,100
Biogio G. Battaglia,
Joint Tenants
706 Hillcrest Way
Redwood City, CA 94062

Robert R. Berry                         29    08/10/79      1,500
628 Forest Ave., Apt. A                 81    04/21/82      6,000       7,500
Palo Alto, CA 94301


                                         3.16

                                      Cert.                           Total
         Name                          No.      Date        Shares    Shares
-----------------------------------   ------  ----------   --------- ---------

Mark A. Bertelsen                      138    03/07/83      3,130       3,130
2 Palo Alto Square, Suite 900
Palo Alto, CA 94306

Charles W. Bishop                       30    08/10/79      1,000
3091 Chardonnay                        217    11/12/84      3,000       4,000
Pleasanton, CA 94566

Bernard Bouyea and Margaret            225    12/03/84        555         555
Bouyea, Joint Tenants
166 Shell Street
Pacifica, CA 94044

Roger D. Bouyea and                    147    05/04/83    125,000
Lorraine M. Bouyea, his wife,          227    12/03/84      1,313     126,313
 as their Community Property
1000 North Point Street
Apt. 1001
San Francisco, CA 94109

John Bouyea, Jr.                       172    08/04/83      1,660       1,660
2615 Lincoln Way
San Francisco, CA 94122

Roger Bouyea, Jr.                      171    08/04/83      1,660       1,660
1000 Northpoint, Apt. 1001
San Francisco, CA 94109

Ronald E. Boyd                         231    12/05/84      9,500       9,500
24390 Summerhill Road
Los Altos Hills, CA 94022

Verna L. Brame                         201    04/18/84      5,000       5,000
322 Cuardo Avenue
Millbrae, CA 94030

Verna L. Brame Trustee                 169    07/26/83    204,900     204,900
Verna L. Brame Trust
U/D/T dated May 20, 1983
322 Cuardo Ave.
Millbrae, CA 94030

Clarence M. Brehm                      149    05/04/83     10,000      10,000
1047 Mango Ave.
Sunnyvale, CA 94087

                                       Cert.                           Total
                Name                    No.     Date        Shares     Shares
-----------------------------------   ------  ----------   ---------  ---------

Faye Crawford Bremond,                 159    05/30/83      3,750       3,750
 Trustee of the Faye Crawford
 Bremond Separate Property Trust
 U/D/T January 6, 1983
101 Catalpa Drive
Atherton, CA 94025

Harry B. Bremond                       145    03/08/83      3,750       3,750
2 Palo Alto Square, Suite 900
Palo Alto, CA 94306

J. Edwin Brooks                        187    10/07/83      2,114       2,114
50 Pasatiempo Drive
Santa Cruz, CA 95060

Barbara J. Brown                       151    05/27/83        400         400
1621 Albatross Drive
Sunnyvale, CA 94086

T. Steven Brown and                     20    07/20/79      5,000
Elizabeth Brown JTWROS                  86    04/21/82     20,000      25,000
16601 Sagewood Lane
Poway, CA 92064

Carl N. Buck                           232    12/28/84      1,000       1,000
Aehr Test Systems
135 Constitution Drive
Menlo Park, CA 94025

Robert R. Buck                         233    12/28/84        500         500
167 Pleasant Avenue
Fanwood, NJ 07023

Louis J. Cartalano                      32    08/10/79      1,000
750 Sunshine Dr.                        87    04/21/82     64,000
Los Altos, CA 94022                    157    05/27/83      5,000
                                       158    05/30/83      6,000
                                       202    04/18/84      6,500
                                       239    12/28/84     30,000     112,500

John Case                              236    12/28/84      2,000       2,000
The Case Companies
969 Buenos Avenue
San Diego, CA 92110

                                      Cert.                           Total
         Name                          No.      Date        Shares    Shares
-----------------------------------   ------  ----------   --------- ---------

CHARALYN, Inc. Defined Benefit         255    03/06/85      3,000       3,000
and Money Purchase Pension Plan
(Fred Pilster, Trustee)
12002 Old Snakey Road
Los Altos Hills, CA 94022

Gene S. Crockett                        78    04/15/82      3,000
1200 Mosswood                           88    04/21/82     12,000      15,000
Irving, Texas 75061

John Cruse and Carol                   226    12/03/84        277         277
Cruse, Joint Tenants
1380 Flores Drive
Pacifica, CA 94044

Jean Pierre Dammann and                 89    04/21/82      8,000       8,000
Winifred S. Dammann, JTWROS
19 Whitlaw Close
Chappaqua, New York 10514

Carol A. Decker                        152    05/27/83        250
6227 Balsamo Dr.                       243    01/07/85      5,000       5,250
San Jose, CA 95129

Dr. R. Cameron Emmott                  168    07/26/83        100         100
315 Barroilhet Avenue
San Mateo, CA 94402

James Fadiman                          129    09/20/82      3,375
1070 Colby Ave.                        130    09/21/82      6,000       9,375
Menlo Park, CA 94025


James Fadiman, Trustee                  26    07/20/79      5,000
UAD 6/1/68 f/b/o CHRISTINE E.           91    04/21/82     20,000      25,000
CROSBY TRUST #2
P.O. Box 1032
Menlo Park, CA 94025

James Fadiman, Trustee                  27    07/20/79      5,000
UAD 3/1/79 f/b/o TAMARA E.              92    04/21/82     20,000      25,000
CROSBY TRUST #2
P.O. Box 1032
Menlo Park, CA 94025

                                      Cert.                           Total
         Name                          No.      Date        Shares    Shares
-----------------------------------   ------  ----------   --------- ---------

Andree P. Feldmann                      35    08/10/79      2,500
Kreidelstrasse 4                        90    04/21/82     10,000      12,500
D6200 Wiesbaden
Erbenheim, West Germany

Ferlic Investments, Ltd.               182    10/12/83      1,000       1,000
c/o Randolph M. Ferlic
509 Doctor Building
Omaha, NE 68131

William R. Franke and                   93    04/21/82     30,000
Barbara J. Franke, JTWROS              253    02/20/85      4,500      34,500
P.O. Box 722
Kenwood, CA 95452

Trina Anne Franke                      252    02/20/85      1,000       1,000
P.O. Box 722
Kenwood, CA 95452

Frank J. George and                     24    07/20/79     10,000
Evelyn E. George                        36    08/10/79      1,000
3716 Kenwood Ave.                       94    04/21/82     44,000      55,000
San Mateo, CA 94403

William P. Gilbreath and                37    08/10/79      1,500
Vibeke Gilbreath, JTWROS                95    04/21/82      6,000       7,500
1624 Petal Way
San Jose, CA 95129

Susan Golden                           212    10/10/84        186         186
410 Belmont Way
San Jose, CA 95125

John Goodrich                          241    12/28/84      4,687       4,687
2 Palo Alto Square, Suite 900
Palo Alto, CA 94306

Margaret K. Goodrich                   240    12/28/84      4,688       4,688
21132 Patriot Way
Cupertino, CA 95014

J. Barry Gray                          133    02/17/83      2,000       2,000
15725 Peach Hill Road
Los Gatos, CA 95034

                                      Cert.                           Total
         Name                          No.      Date        Shares    Shares
-----------------------------------   ------  ----------   --------- ---------

Peter Tyler Hall                        60    05/15/80      4,000
c/o Dean Witter Reynolds                96    04/21/82     76,000
720 Santa Cruz Avenue                  134    02/17/83      3,000      83,000
Menlo Park, CA 94025

Takahiro Hatakenaka                    267    08/12/85      7,800
c/o ATS Japan
19-25,1-Chome
Shimura, Itabashi-Ku
Tokyo, 174 Japan

Martin J. Held, Trustee of             237    12/28/84        500         500
M.J. Held Associates Money
Purchase Pension & Defined
Benefit Pension Trust
DTD 1-28-82
240 Tamal Vista Blvd., #130
Corte Madera, CA 94925

Alan Helgesson                         166    07/05/83     30,000      30,000
12997 Cortez Court
Los Altos Hills, CA 94022

Alan L. Helgesson and                   39    08/10/79      2,500
Llyssa H. Helgesson                     98    07/21/82     10,000      12,500
Trustees U/D/T dated
4/19/78
12997 Cortez Court
Los Altos Hills, CA 94022

Janet Palm Higginbotham                 40    08/10/79        500
223 More Avenue                         99    04/21/82      2,000       2,500
Los Gatos, CA 95030

Tom A. Kelley, Trustee                 238    12/28/84      2,000       2,000
of the Thomas A. Kelley
Pension & Profit Sharing Trust
Building 2, Suite 120
3000 San Hill Road
Menlo Park, CA 94025

Allan King                             234    12/28/84      1,000       1,000
1542 Winding Way
Belmont, CA 94022

                                      Cert.                           Total
         Name                          No.      Date        Shares    Shares
-----------------------------------   ------  ----------   --------- ---------

Joel Klein                             193    02/08/84      1,000       1,000
354 Seale Ave.
Palo Alto, CA 94301

Ralph W. Kummer                         57    03/26/80      1,200
Post Office Box 420                    100    04/21/82      4,800       6,000
Colfax, CA 95713

Charles F. LaBrecque                    77    04/18/82      1,000
302 Old Westford Road                  101    04/21/82      4,000
Chelmsford, MA 01824                   126    06/16/82      2,500
                                       135    03/04/83      1,000       8,500

Thomas Lee                              19    07/20/79      5,000
240 Floresta Way                        70    05/11/81     20,000
Portola Valley, CA 94025               102    04/21/82    100,000     125,000

Barbara Long, Trustee                  160    05/30/83      5,000       5,000
of the Kevin Allen
Torresdal Trust I
U/T/A dated 5/30/83
3828 Hamilton Way
Redwood City, CA 94062

Barbara Long, Trustee                  161    05/30/83      5,000       5,000
of the Candice Ann
Torresdal Trust I
U/T/A dated 5/30/83
3828 Hamilton Way
Redwood City, CA 94062

Barbara Long, Trustee                  162    05/30/83      5,000       5,000
of the Kyler David
Torresdal Trust I
U/T/A dated 5/30/83
3828 Hamilton Way
Redwood City, CA 94062

Barbara Long, Trustee                  163    05/30/83      5,000       5,000
of the Eric Nels
Torresdal Trust I
U/T/A dated 5/30/83
3828 Hamilton Way
Redwood City, CA 94062

                                      Cert.                           Total
         Name                          No.      Date        Shares    Shares
-----------------------------------   ------  ----------   --------- ---------

Barbara Long, Trustee                  164    05/30/83      5,000       5,000
of the Brock Frank
Torresdal Trust I
U/T/A dated 5/30/83
3828 Hamilton Way
Redwood City, CA 94062

Harvey Long and Barbara                228    12/03/84      1,200       1,200
Long, Joint Tenants
3828 Hamilton Way
Redwood City, CA 94062

Los Gatos Ventures                     246    01/15/85      5,000       5,000
2 Palo Alto Square
Palo Alto, CA 94306

Frank and Josephine Luporini           196    03/27/84      3,750       3,750
1324 Hover
Menlo Park, CA 94025

Dana Marie Mahoney                     251    02/20/85      1,000       1,000
663 Simpson Street
Santa Rosa, CA 95401

Paul Margolin                           41    08/10/79      5,000
P.O. Box 2302                          106    04/21/82     20,000      25,000
16 Tall Oaks Drive
Wayne, New Jersey 07470

Renzo Maraviglia and                   223    12/03/84        775         775
Joan M. Maraviglia,
Joint Tenants
301 Heather Way
South San Francisco, CA 94080

James S. Mathews                        76    04/15/82      1,000
26 Spruce Lane                         103    04/21/82      4,000
Holden, MA 01520                       127    06/16/82      2,500       7,500

Mayfield III                            50    09/11/79     20,000
2200 Sand Hill Road                     61    07/21/80     18,000
Menlo Park, CA 94025                    73    08/11/81      5,000
                                       104    04/21/82    172,000
                                       132    11/23/83     10,000
                                       197    04/12/84     58,824     283,824

                                      Cert.                             Total
                 Name                  No.      Date        Shares      Shares
-----------------------------------   ------  ----------   ---------   ---------

Martina McGlynn as                      63    07/24/80            25
Custodian for Kathleen                 105    04/21/82           100         125
Ann McGlynn (UGMA)
440 Coleridge
Palo Alto, CA 94301

Alexandria Jean McGurn                 125    05/27/82        12,000
975 Marlin Drive                       192    11/04/83         3,000      15,000
Vista, CA 92082

James F. McGurn                        124    05/27/82        12,000
9292 Chesepeake Drive                  191    11/04/83         3,000      15,000
San Diego, CA 92123

Linda C. Miller                        249    02/15/85         1,000       1,000
2225 Vineyard Court
Los Altos, CA 94022

John Spencer Morse and                 175    08/30/83        50,000
Annette Ruth Morse,                    178    08/30/83         2,000
Trustees of the                        179    08/30/83        40,000
John Spencer Morse and                 260    04/16/85         3,000      95,000
Annette Ruth Rose
Trusts, U/D/T dated
December 23, 1982
19479 Miller Court
Saratoga, CA 95070

Roger Mosher                           140    03/07/83        11,875      11,875
525 University Avenue
Suite 1410
Palo Alto, CA 94301

Walter Neumann                         153    05/27/83           300
1339 Lerida Way                        242    01/04/85        10,000      10,300
Pacifica, CA 94044

Walter F. Neumann                       53    11/02/79           500
and Susan Garder Neumann               109    04/21/82         2,000       2,500
JT TEN WROS
1339 Lerida Way
Pacifica, CA 94044

                                      Cert.                             Total
                 Name                  No.      Date        Shares      Shares
-----------------------------------   ------  ----------   ---------   ---------

F.D. Orahood                            14    07/20/79        25,000
655 West Evelyn Ave.                    48    08/20/79         2,500
Mountain View, CA 94041                110    04/21/82       110,000     137,500

Leonard E. Orsak and                    52    11/02/79         1,000
Marjorie L. Orsak                      111    04/21/82         4,000       5,000
JT TEN WROS
241 Biarritz Circle
Los Altos, CA 94022

Vivian M. Owen                           4    07/20/79         5,000
1736 Terrace                           112    04/21/82        20,000
Belmont, CA 94002                      181    09/21/83        15,000      40,000

Victor P. Pagani                        15    07/20/79        25,000
and Diane R. Pagani                     43    08/10/79         2,500
205 Garden Lane                        113    04/21/82       110,000     137,500
Colma, CA 94015

Joseph F. Pickering, Trustee            67    05/07/81         2,375
of the Joseph F. Pickering and         114    04/21/82         9,500      11,875
Helen D. Pickering Trusts U/D/T
dated 1/12/77
c/o Rollins, Burdick, Hunter
P.O. Box 51110
Palo Alto, CA 94303

Portola Valley Ventures                254    03/05/85         3,810       3,810
Two Palo Alto Square, Ste. 900
Palo Alto, CA 94306

Rhea J. Posedel                          1    07/20/79       125,000
1736 Terrace                            25    07/20/79         2,500
Belmont, CA 94002                       58    04/17/80         2,500
                                        62    07/21/80        32,000
                                        65    06/24/80         5,000
                                       115    04/21/82       668,000
                                       200    04/18/84        25,000
                                       266    07/22/85        50,000     910,000

Carol A. Preble                        154    05/27/83           300         300
19973 Peartree Ct.
Cupertino, CA 95014

                                      Cert.                             Total
                  Name                 No.      Date        Shares      Shares
-----------------------------------   ------  ----------   ---------   ---------

Rosanna McClure Roedder                190    10/21/83        15,000      15,000
Schonauerstrasse No. 19
5206 Wolperath
West Germany

M.M. Rosati & D. M. Laurice            264    05/15/85         5,000       5,000
Trustees FBO Mario M. Rosati
WILSON, SONSINI, GOODRICH &
ROSATI
Two Palo Alto Square, Ste. 900
Palo Alto, CA 94306

Rutven Associates I, L.P.              198    04/16/84         8,824       8,824
c/o L.F. Rothschild,
Unterberg & Towbin
55 Water Street
New York, NY 10041

Rutven Associates II, L.P.             199    04/16/84         5,882       5,882
c/o L. F. Rothschild,
Unterberg & Towbin
55 Water Street
New York, NY 10041

Marvin R. Samuel and                    44    08/10/79         5,000
Margery F. Samuel, JTWROS              117    04/21/82        20,000      25,000
471 Panchita Way
Los Altos, CA 94022

Ramona Lee Santos                      250    02/20/85         1,000       1,000
32 Escanyo Drive
So. San Francisco, CA 94080

Carol C. Scott                         155    05/27/83           500         500
4812 Corrales Dr.
San Jose, CA 95136

Richard F. Sette                       195    03/19/84        15,400
13070 Regan Lane                       271    08/12/85         1,000      16,400
Saratoga, CA 95070

Charles E. Shalvoy                     118    04/21/82        60,000      70,400
111 Selby Lane                         261    05/13/85        10,400
Atherton, CA 94025

                                      Cert.                             Total
                Name                   No.      Date        Shares      Shares
-----------------------------------   ------  ----------   ---------   ---------

Charles E. Shalvoy, Sr.                244    01/11/85           500         500
  or Helen M. Shalvoy,
  JT WROS
17910 Villamoura Drive
Poway, CA 92064

James A. Shalvoy, Trustee              218    11/13/84         2,300       4,600
of the Brenton O. Shalvoy,             263    05/13/85         2,300
Trust I UTA dated July 25,
1984
113-35th Place
Manhattan Beach, CA 90266

Sabro Shikano                          269    08/12/85         4,900       4,900
c/o ATS Japan
19-25, 1-Chume
Shimura, Itabashi-Ku
Tokyo, 174 Japan

Wayne L. Sloyer                        204    07/02/84           500
1149 S. Mary Avenue                    265       06/28           500       1,000
Sunnyvale, CA 94087

Larry W. Sonsini                       141    03/07/83        11,560      11,560
2 Palo Alto Square, Suite 900
Palo Alto, CA 94306

Martin C. Sturzenbecker                220    11/30/84           250         250
4125 Tulare Court
Concord, CA 94521

Mel Thomsen                            174    08/08/83         1,250       1,250
555 Latimer Circle
Campbell, CA 95008

David Torresdal                         18    07/20/79        10,000
and Betty Torresdal                    120    04/21/82       263,000
427 Hillcrest Way                      165    05/30/83        25,000
Redwood City, CA 94062                 210    10/05/84         5,000
                                       229    12/03/84           800     303,800

Margo Tullus                           170    08/04/83         1,660       1,660
2515 Lunada Lane
Walnut Creek, CA 94595

                                      Cert.                           Total
              Name                     No.      Date        Shares    Shares
-----------------------------------   ------  ----------   --------- ---------

Margo D. Tullus and                    224    12/03/84      1,000       1,000
David Shelton Tullus,
Community Property
2515 Lunada Lane
Walnut Creek, CA 94595

John A. Wilson                         142    03/07/83     10,625      10,625
2 Palo Alto Square, Suite 900
Palo Alto, CA 94306

Miriam E. Wolff                        207    09/05/84     10,000      10,000
Trust FBO Miriam E. Wolff
25623 Elena Rd.
Los Altos Hills, CA 94022

Donald E. Yost                          47    08/10/79      2,500
1860 Middleton Ave.                    123    04/21/82     10,000      12,500
Los Altos, CA 94022
                                                                    ----------

TOTAL OUTSTANDING -                                                 3,432,022


*Held in Safe

                                  AEHR TEST SYSTEMS

                          Amended May 1978 STOCK OPTION PLAN

                                    OPTION STATUS

                                  September 13, 1985


                                                                                                   Total
                                       Exer-                        Shares                      Outstanding
      Name of              Date         cise        Shares          Exer-          Shares          and
      Optionee           of Grant      Price        Granted         cised         Returned      Unexercised
---------------------    --------      --------    ----------      --------       --------      -----------
Robert N. Allebrand     05/22/84       $8.50            400                                          400

Christian J. C.         03/15/84       $6.00          4,000                                        4,000
 Bastoul

Charles A. Briggs       03/15/82       $2.00          5,000                         5,000              0

Ricky I. Bonbright      05/22/84       $8.50            400                                          400

Ronald E. Boyd          09/15/82       $4.00         25,000
                        05/13/83       $4.00         25,000         12,500         37,500              0

Donald Brame            04/19/79       $ .40          5,000          5,000                             0

Verna Brame             04/19/79       $ .40          5,000          5,000                             0

Clarence Brehm          04/19/79       $ .40         10,000         10,000                             0

Carl N. Buck            08/20/84       $8.50            200                                          200

Louis J. Cartalano      10/22/79       $ .50         50,000         50,000                             0

Michael J. Coggiano     06/15/84       $8.50          2,000                                        2,000

Jonathan D. Craig       03/15/84       $6.00          2,000                                        2,000

James A. Crawford       05/22/84       $8.50          2,500                                        2,500

Carol A. Decker         01/14/80       $ .50          5,000          5,000                             0

Malcolm M. Farnsworth   03/15/84       $6.00          7,000                                        7,000

Patrick K. Flaherty     03/15/84       $6.00          1,000                         1,000              0

Peter Hall              10/22/79       $ .50         20,000         20,000                             0

                                                                                                   Total
                                         Exer-                      Shares                      Outstanding
      Name of              Date          cise        Shares         Exer-          Shares          and
      Optionee          of Grant         Price       Granted        cised         Returned      Unexercised
---------------------   ---------      --------    ----------      --------       --------      -----------
Arthur Harui            05/27/80       $ .50         20,000                        20,000              0

Alan Helgesson          05/11/81       $2.00         60,000         30,000         30,000              0

Bruce W. Howard         06/15/84       $8.50          1,000                         1,000              0

Aleck S. Kogan          03/15/84       $6.00            700                                          700

Fred Lauriello          05/13/83       $4.00         20,000                                       20,000

Tom Lee                 12/05/80       $2.00        100,000        100,000                             0

Pamela Mayerfeld        06/15/84       $8.50          3,000                                        3,000

Rosie McClure Roedder   10/22/79       $ .50         15,000         15,000                             0

Robert Morgan           06/15/84       $8.50            400                                          400

John Morse              10/22/79       $ .50         50,000         50,000
                        12/05/80       $2.00         10,000         10,000                             0

Thomas A. Nelson        03/15/84       $6.00            500                                          500

Walter F. Neumann       01/14/80       $ .50         10,000         10,000                             0

Vivian Owen             04/19/79       $. 40         15,000         15,000                             0


Richard A. Paulsen      04/19/79       $ .40         10,000                        10,000              0

Peter Penwarden         05/22/84       $8.50            400                           400              0

Rhea J. Posedel         04/19/79       $ .40         25,000
                        01/03/80       $ .50         25,000
                        07/24/80       $1.80         25,000
                        07/24/80       $2.00         25,000        100,000                             0

Carol Preble            03/15/84       $6.00            200                                          200

Francisco A. Roa        03/15/84       $6.00          1,000                                        1,000

Loren S. Rhodes         05/22/84       $8.50            400                                          400

Mario Rosati            10/22/79       $ .50          5,000          5,000                             0

                                                                                                   Total
                                         Exer-                      Shares                      Outstanding
     Name of              Date           cise        Shares         Exer-          Shares          and
    Optionee            of Grant         Price       Granted        cised         Returned      Unexercised
---------------------    --------      --------    ----------      --------       --------      -----------
Richard F. Sette        03/15/84       $6.00         16,600                                       16,600

Charles E. Shalvoy      05/11/81       $2.00         75,000         75,000                             0

Michael S. Silverman    08/20/84       $8.50            500                                          500

Mel Thomsen             03/15/82       $2.00          5,000          1,250          3,750              0

Michael Kent Throck-    06/15/84       $8.50          2,500                                        2,500
  morton

David Torresdal         10/22/79       $ .50          5,000          5,000                             0
                                                 ----------     ----------     ----------     ----------

                        Totals :                    696,700        523,750        108,650         64,300


Shares Available in Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .625,000

Total Outstanding and Unexercised. . . . . . . . . . . . . . . .    64,300
Total Exercised. . . . . . . . . . . . . . . . . . . . . . . . .   523,750        588,050
                                                                   -------      ---------

Total Available for Future Grants. . . . . . . . . . . . . . . .                   36,950

                                AEHR TEST SYSTEMS

                        1983 INCENTIVE STOCK OPTION PLAN

                                  OPTION STATUS

                               September 13, 1985


                                                                                                   Total
                                         Exer-                      Shares                      Outstanding
      Name of              Date          cise        Shares         Exer-          Shares          and
    Optionee            of Grant         Price       Granted        cised         Returned      Unexercised
---------------------    --------      --------    ----------      --------       --------      -----------
Ross Atwood             02/28/85      $ 8.50          4,000                                        4,000

Edward J. Barlow        09/14/84      $ 8.50         11,750
                        02/08/85      $ 8.50          3,250                                       15,000

Keith Blackey           05/23/83      $ 4.00          5,000                                        5,000

Jeff Brehm              05/23/83      $ 4.00          1,000                                        1,000

Carl Buck               07/13/83      $ 6.00          5,000                                        5,000

Anpao Chou              02/28/85      $ 8.50            500                                          500

Garry Clark             02/28/85      $ 8.50          2,000                                        2,000

Gerard Connolly         09/14/84      $ 8.50            500                                          500

Malcolm Farnsworth      07/13/83      $ 6.00         10,000
                        02/28/85      $ 8.50          3,000                                       13,000

Steve Feller            11/14/84      $ 8.50            280                                          280

Robert Gorman           02/28/85      $ 8.50            500                                          500

Richard Graves          09/16/83      $ 6.00          1,000                         1,000              0

Scott Harlow            04/01/85      $ 8.50          1,000                                        1,000

Ray Ingraham            09/14/84      $ 8.50          2,000                                        2,000

Richard Jensen          04/01/85      $ 8.50          3,000                                        3,000

                                                                                                   Total
                                         Exer-                      Shares                      Outstanding
    Name of               Date           cise        Shares         Exer-          Shares          and
    Optionee            of Grant         Price       Granted        cised         Returned      Unexercised
---------------------    --------      --------    ----------      --------       --------      -----------
Goutama Kantamaneni     02/28/85      $ 8.50          2,000                                        2,000

Bryan Kember            05/23/83      $ 4.00          1,000                                        1,000

Allan King              02/28/85      $ 8.50          3,000                                        3,000

Aleck Kogan             02/28/85      $ 8.50            500                                          500

Thomas Lee              02/28/85      $ 8.50         10,000                                       10,000

Timothy Lee             02/28/85      $ 8.50          1,000                                        1,000

John Ludlow             09/14/84      $ 8.50          3,500                                        3,500

Joan McCall             02/28/85      $ 8.50          3,000                                        3,000

Robert Morgan           07/12/85      $10.00            500                                          500

Fred Muraira            02/28/85      $ 8.50          2,000                                        2,000

John Rand Perretta      09/14/84      $ 8.50          2,000                                        2,000

Linda Raggi             07/12/85      $10.00          4,000                                        4,000

Jerry Schlegel          07/12/85      $10.00            500                                          500

Richard Sette           07/12/85      $10.00          3,000                                        3,000

George Skevos           09/14/84      $ 8.50            750                                          750

Wayne Sloyer            05/23/83      $ 4.00          2,000          1,000          1,000              0

Roger Smith             07/13/83      $ 6.00         11,000                                       11,000

Martin Sturzenbecker    05/23/83      $ 4.00          1,000            250            750              0

James Tomic             04/01/85      $ 8.50            500                                          500

                                                                      Total
                               Exer-              Shares            Outstanding
       Name of      Date       cise      Shares   Exer-   Shares        and
     Optionee      of Grant    Price     Granted   cisedReturned    Unexercised
----------------  ---------    -----   -------   -----  --------  -----------

Albert Wang      09/16/83    $ 6.00         500              500          0

Jim Wrenn        02/28/85    $ 8.50       3,000                       3,000
                                        -------  ------  -------  ---------

                 Totals:                108,530   1,250    3,250    104,030





Shares Available in Plan. . . . . . . . . . . . . . . . .    150,000

Total Outstanding and Unexercised. . . . . . . .   104,030
Total Exercised. . . . . . . . . . . . . . . . .     1,250
                                                ---------

                                                             105,280
                                                             -------

Total Available for Future Grants. . . . . . . .              44,720
                                                             -------

                                SCHEDULE OF EXCEPTIONS


    This Schedule of Exceptions, dated as of September 18, 1985, is made and given pursuant to Article III of the Aehr Test Systems Stock Purchase Agreement dated September 18, 1985 (the "Agreement"). The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.

    3.01 ORGANIZATION AND STANDING OF COMPANY.

         The Company has sales offices in Texas and Massachusetts and an employee in Pennsylvania. The Company is not qualified to do business in any of these states.

    3.05 COMPLIANCE WITH OTHER INSTRUMENTS.

         The Company believed that to the extent it is not in compliance in all material respects with the terms and provisions of an agreement or other instrument relating to obligations of the Company that such noncompliance is currently adequately reserved for on its financial statements.

    3.06 TITLE TO ASSETS, PATENTS.

         (b) Under Japanese law the Company may be required to purchase patents from its employees in order to acquire proprietary rights to such patents.

    3.07 FINANCIAL STATEMENTS.

         The May 31, 1985 financial statements include the accounts of the Company and its wholly-owned subsidiaries, a domestic international sales corporation and a foreign sales corporation. Aehr Test Japan, the foreign joint venture, was accounted for by the equity method.

         The Company's backlog on May 31,1985, and July 31, 1985, was approximately $16,500,000 and $12,400,000, respectively. The Company believes that this trend may continue until a rebound occurs in the semiconductor market.


                                  Exhibit 3.03

         Since July 31, 1985 the Company has issued the following shares of its Capital Stock:

         Aehr Test Systems Employee
           Stock Bonus Plan                           23,800(1)
         Richard F. Sette                              1,000(2)
         The employees of Aehr Test Japan             22,500(2)

-----------------------
(1) Contribution to Plan.
(2) $10.00 per share cash issuance price.

    3.08 TAXES.

         The Company has obtained an extension from the Internal Revenue Service for the filing of its income tax return for the year ending May 31, 1985.


    3.09 ERISA.

         The Company has an employee stock ownership plan, a copy of which has been provided to the special counsel for the Purchasers. See Note 10 of Notes to Consolidated Financial Statements of Aehr Test Systems and Subsidiaries for the year ended May 31, 1985.

         The Company's practice has been to repurchase, at the then current fair market value, shares distributed by the Employee Stock Bonus Plan to terminated employees if the employees so desire. The current fair market value of the Company's Capital Stock is $10.00 per share. The Company intends to repurchase approximately 5,000 shares from recently terminated employees in the near future.

    3.10 TRANSACTIONS WITH AFFILIATES.

         Mario M. Rosati is director and secretary of the Company and is a member of Wilson, Sonsini, Goodrich & Rosati, the Company's general counsel.


         Set forth below are the outstanding principal amounts of loans owed to the Company by its officers:

              Tom Lee             $200,000
              Charles Shalvoy     $150,000
              Richard Sette       $ 92,400

    3.11 OTHER MATTERS.

         Under certain theories of successor liability, the Company may be liable for certain Indebtedness of its Subsidiaries.

    3.12 SECURITIES OF ACT OF 1933.

         173,530 shares of the Common Stock of the Company have certain registration rights as set forth in the Stock Investment Agreement dated April 12, 1984, and the Capital Stock Purchase Agreement dated September 11, 1979.

    3.15 CERTAIN AGREEMENTS OF KEY EMPLOYEES.

         (b) Tom Lee has agreed to sign a modified confidentiality agreement, but has not yet done so. No former Key Employee has signed a proprietary information agreement, however to the Company's knowledge, no former employee is wrongfully using any proprietary information of the Company.

    3.18 SUBSIDIARIES.

         The Company has three Subsidiaries, Aehr Test Japan, a partially-owned subsidiary incorporated under the laws of Japan, Aehr Test Foreign Sales Corporation, a foreign sales corporation, organized under the laws of the Virgin Islands and Aehr Test International, a domestic international sales corporation. The Company has an option to acquire all of the outstanding shares of Aehr Test Japan. A copy of such documentation has been provided to special counsel for the purchasers.

    IN WITNESS WHEREOF, the Company has executed this Schedule of Exceptions as of the date first above written.

                                                 AEHR TEST SYSTEMS


                                                 By:
                                                    ---------------------------
                                                 Title:
                                                      -------------------------

                                                 [COOPERS & LYBRAND LETTERHEAD]

To the Board of Directors
   and Stockholders
Aehr Test Systems
Menlo Park, California


We have examined the consolidated balance sheets of Aehr Test Systems and Subsidiaries as of May 31, 1985 and 1984 and the related consolidated statements of income, stockholders' equity and changes in financial position for the years then ended. Our examinations were made in accordance with generally accepted auditing standards, and, accordingly, included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances.

In our opinion, the aforementioned financial statements present fairly the consolidated financial position of Aehr Test Systems and Subsidiaries as of May 31, 1985 and 1984 and the consolidated results of their operations and changes in their financial position for the years then ended in conformity with generally accepted accounting principles applied on a consistent basis.


                                      COOPERS & LYBRAND


San Jose, California
July 15, 1985


                                  3.07

                          AEHR TEST SYSTEMS AND SUBSIDIARIES

                  CONSOLIDATED BALANCE SHEETS, May 31, 1985 and 1984

                                   ---------------


                       ASSETS                       1985             1984
                                                    ----             ----
Current assets:
  Cash                                          $    498,190     $    182,973
  Accounts receivable, less allowance
     for doubtful accounts of $670,954
     in 1985 and $147,000 in 1984                  5,375,067        5,700,056
  Account receivable from foreign joint
     venture                                         707,888          383,621
  Inventories                                      8,390,500        5,467,671
  Refundable income taxes                            -                232,251
  Prepaid expenses and other current
     assets                                           23,755           20,420
                                                 -----------      -----------
        Total current assets                      14,995,400       11,986,992

Property and equipment                             1,882,888        1,037,783

Investment in foreign joint venture                  682,267          319,807

Other assets                                          36,683           29,598
                                                 -----------      -----------

                                                 $17,597,238      $13,374,180
                                                 -----------      -----------
                                                 -----------      -----------


     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable                                    1,200,000        1,900,000
  Current portion of long-term debt                   10,153          188,136
  Accounts payable                                 2,144,504        2,196,089
  Accured expenses                                 1,895,300        1,068,547
  Income taxes payable                               434,000          -
  Deferred income taxes                            1,109,238          975,000
                                                 -----------      -----------
        Total current liabilities                  6,793,195        6,327,772

Long-term debt, less current portion               1,406,511          627,256

Deferred income taxes                                241,000          120,779
                                                 -----------      -----------
        Total liabilities                          8,440,706        7,075,807
                                                 -----------      -----------

Commitments (Note 7).

Stockholders' equity:
  Capital stock, no par value:
     Authorized, 75,000,000 shares;
     Issued and outstanding, 3,334,591
        shares in 1985 and 3,263,262
        shares in 1984                             2,037,780        1,894,858
     Notes receivable for capital stock            (442,400)        (502,400)
     Retained earnings                             7,561,152        4,905,915
                                                 -----------      -----------
        Total stockholders' equity                 9,156,532        6,298,373
                                                 -----------      -----------

                                                 $17,597,238      $13,374,180
                                                 -----------      -----------
                                                 -----------      -----------


                   The accompanying notes are an integral part
                   of these consolidated financial statements.
                                        2

                          AEHR TEST SYSTEMS AND SUBSIDIARIES

                          CONSOLIDATED STATEMENTS OF INCOME

                      for the years ended May 31, 1985 and 1984

                                   ---------------


                                                     1985             1984
                                                     ----             ----

Net sales                                        $30,133,510      $18,257,267

Cost of sales                                     17,398,070       10,067,576
                                                 -----------      -----------
       Gross profit                               12,735,440        8,189,691
                                                 -----------      -----------

Selling, general and administrative
   expense                                         5,352,319        3,572,883

Research and development expense                   3,625,620        2,261,618

Equity in net income of foreign
   joint venture                                   (362,460)        (147,070)

Interest expense, net                                400,724          172,138
                                                 -----------      -----------
                                                   9,016,203        5,859,569
                                                 -----------      -----------
       Income before provision for
          income taxes                             3,719,237        2,330,122

Provision for income taxes                         1,064,000          729,000
                                                 -----------      -----------

       Net income                                $ 2,655,237      $ 1,601,122
                                                 -----------      -----------
                                                 -----------      -----------




                         The accompanying notes are an integral
                   part of these consolidated financial statements.

                          AEHR TEST SYSTEMS AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                      for the years ended May 31, 1985 and 1984

                                       -------



                                                                                       Notes
                                                           Capital Stock             Receivable
                                                      ---------------------         for Capital         Retained
                                                      Shares         Amount           Stock             Earnings       Total
                                                      ------         ------         -----------         --------       -----

Balances, June 1, 1983                               3,103,550     $1,033,272        $(470,000)        $3,304,793    $3,868,065

Issuance of capital stock:
  Private placement, net of offering costs of $2,260    73,530        622,745                                           622,745
  Stock options exercised                               80,250         83,250                                            83,250
  Pursuant to employee bonus plan                       25,180        151,080                                           151,080
  To employee                                           15,400         92,400          (92,400)                           -

Repurchases of capital stock:
  From employee                                        (30,000)       (60,000)          60,000                            -
  From employee bonus plan                              (4,648)       (27,889)                                          (27,889)

Net income                                                                                              1,601,122     1,601,122
                                                     ---------     ----------        ----------       -----------    ----------
Balances, May 31, 1984                               3,263,262      1,894,858         (502,400)         4,905,915     6,298,373

Issuance of capital stock:
  Stock options exercised                               58,250         31,750                                            31,750
  Pursuant to employee bonus plan                       19,192        163,132                                           163,132

Repurchase of capital stock:
  From employee bonus plan                              (6,113)       (51,960)                                          (51,960)

Repayment of notes receivable                                                           60,000                           60,000

Net income                                                                                              2,655,237     2,655,237
                                                      ---------     ----------        ----------       -----------    ----------

Balances, May 31, 1985                                3,334,591     $2,037,780       $(442,400)        $7,561,152    $9,156,532
                                                      ---------     ----------       ----------        -----------    ----------
                                                       ---------    ----------       ----------        -----------    ----------

                   The accompanying notes are an Integral part of these consolidated financial statements.

                          AEHR TEST SYSTEMS AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

                      for the years ended May 31, 1985 and 1984

                                       --------


Resources provided:                              1985           1984
                                                 ----           ----
  From operations:
    Net income                                $2,655,237     $1,601,122
    Items included in net income not
        affecting working capital:
      Depreciation and amortization              320,767        164,908
      Equity in net income of foreign
         joint venture                          (362,460)      (147,070)

     Noncurrent deferred income taxes            120,221         24,779
                                              ----------     ----------
        Working capital provided by
             operations                        2,733,765      1,643,739

  Proceeds from issuance of capital
     stock and exercise of stock
     options, net                                202,922        829,186
  Proceeds from long-term debt                 2,258,333        475,000
                                              ----------     ----------
       Total resources provided                5,195,020      2,947,925
                                              ----------     ----------

Resources applied:
  Expenditures for property and equipment      1,165,872        557,055
  Payments and current maturities of
     long-term debt                            1,479,078        197,041
  Other                                            7,085          7,086
                                              ----------     ----------
       Total resources applied                 2,652,035        761,182
                                              ----------     ----------
          Increase in working capital         $2,542,985     $2,186,743
                                              ----------     ----------
                                              ----------     ----------

  Increase (decrease) on working capital by
     components:
    Increase (decrease) in current assets:
     Cash                                        315,217       (272,294)
     Accounts receivable                            (722)     2,894,558
     Inventories                               2,922,829      3,178,036
     Prepaid expenses and other current
         assets                                    3,335          7,077
                                              ----------     ----------
                                               3,240,659      5,807,377
                                              ----------     ----------

    Decrease (increase) in current
        liabilities:
     Notes payable                               700,000     (1,900,000)
     Current portion of long-term debt           177,983        (73,525)
     Accounts payable                             51,585     (1,126,077)
     Accrued expenses                           (826,753)      (212,283)
     Income taxes payable and refundable        (666,251)       638,251
     Deferred income taxes                      (134,238)      (947,000)
                                              ----------     ----------
                                                (697,674)    (3,620,634)
                                              ----------     ----------
          Increase in working capital         $2,542,985     $2,186,743
                                              ----------     ----------
                                              ----------     ----------


                        The accompanying notes are an integral
                   part of these consolidated financial statements.

                          AEHR TEST SYSTEMS AND SUBSIDIARIES

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                       --------


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    CONSOLIDATION:

    The financial statements include the accounts of the Company and its wholly-owned subsidiaries, a domestic international sales corporation
    (DISC) and a foreign sales corporation (FSC). The foreign joint venture is accounted for by the equity method. All intercompany accounts and transactions have been eliminated.

    FOREIGN CURRENCY TRANSLATION:

    The Company's equity in income and losses from its investment in the foreign joint venture is translated into United States dollar equivalents using the weighted average exchange rates in effect during the year.

    INVENTORIES:

    Inventories are stated at the lower of cost (first-in, first-out method) or market.

    PROPERTY AND EQUIPMENT:

    Property and equipment are stated at cost. Leasehold improvements are amortized over the lesser of their useful lives or the terms of the related lease. Furniture, fixtures and equipment are depreciated on a straight-line basis over their useful lives. The range of estimated useful lives is as follows:

         Leasehold improvements                       Life of lease
         Furniture and fixtures                        5 to 7 years
         Equipment                                     3 to 7 years

    INCOME TAXES:

    Deferred income taxes are recorded to reflect the tax effects of timing differences in reporting certain items for financial statement and income tax purposes. The differences relate primarily to installment sales, depreciation and a portion of DISC income.


                                      Continued

                          AEHR TEST SYSTEMS AND SUBSIDIARIES

                                        ------


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued:

    INCOME TAXES, continued:

    Investment tax credits are accounted for by the flowthrough method which reduces the provision for federal income taxes during the year in which the credits are utilized.

    The Company intends to reinvest its share of the undistributed earnings of its foreign joint venture. Therefore, it makes no provision for additional U.S. taxes which might result from distribution of such earnings unless they are actually repatriated. Through May 31, 1985, the Company's share of the joint venture's income on which no provision for any additional U.S. income taxes had been made amounted to $440,372.


2.  INVENTORIES:

    Inventories at May 31 comprise:

                                     1985           1984
                                     ----           ----
      Raw materials and sub-
          assemblies              $5,077,488     $3,476,689
      Work in process              2,568,533      1,884,968
      Finished product               744,479        106,014
                                  ----------     ----------
                                  $8,390,500     $5,467,671
                                  ----------     ----------
                                  ----------     ----------


                                      Continued